Filed Pursuant to Rule 424(b)(3)

Registration No. 333-266887

Prospectus Supplement No. 1 dated April 12, 2023

(To Prospectus dated October 19, 2022)

BITECH TECHNOLOGIES CORPORATION

141,954,924 Shares of Common Stock for Resale by Selling Stockholders

This Prospectus Supplement is being filed by Bitech Technologies Corporation, a Delaware corporation (the “Company,” “we,” “our”, “us”) to update and supplement the information contained in the Prospectus dated October 19, 2022 (the “Prospectus”) relating to the resale from time to time of up to an aggregate of 141,954,924 shares of our common stock, par value $0.001 per share (“common stock”) held by the selling stockholders named in the Prospectus or their permitted transferees (“Selling Stockholders”).

This Prospectus Supplement is being filed to update and supplement the information contained in the Prospectus, which forms a part of our registration statement on Form S-1 (File No. 333-266887) with the information contained in the following reports filed by the Company with the Securities and Exchange Commission on the dates indicated below (collectively, the “Reports”). Each of the respective Reports are attached hereto.

Report	Date Filed
Current Report on Form 8-K	April 10, 2023
Annual Report on Form 10-K for the fiscal year ended December 31, 2022	March 31, 2023
Current Report on Form 8-K	February 24, 2023
Current Report on Form 8-K	February 17, 2023
Current Report on Form 8-K	February 3, 2023
Current Report on Form 8-K	December 21, 2022
Quarterly Report on Form 10-Q for the period ended September 30, 2022	November 10, 2022

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with the Prospectus, including any supplements and amendments thereto. This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered with this Prospectus Supplement. This Prospectus Supplement is qualified by reference to the Prospectus, except to the extent that the information in this Prospectus Supplement updates or supersedes the information contained in the Prospectus, including any supplements and amendments thereto.

Our Common Stock is quoted on the OTCQB under the ticker symbol “BTTC.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 19 of the Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is April 12, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

BITECH TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

895 Dove Street, Suite 300

Newport Beach, CA 92660

(Address of principal executive offices)

(Registrant’s telephone number, including area code: (855) 777-0888

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2023, the board of directors of Bitech Technologies Corporation (the “Company”) approved the grant of a nonstatutory stock option (the “Stock Option”) to purchase 5,000,000 shares of the Company’s common stock, $0.001 par value (the “Common Stock”) to each of Robert J. Brilon, the Company’s Chief Financial Officer and Gregory D. Trimarche, a director of the Company.

The exercise price of the Stock Options are $0.03 per share. The Stock Options subject to these grants vest 50% on the date of the grant and 50% on April 3, 2024 so long as the recipient of the award is providing services to the Company or one of its subsidiaries; provided, however, the vesting is subject to acceleration such that if the recipient is terminated from his role without cause (as defined in the Stock Option) the number of shares subject to their respective Stock Option in the year of termination shall vest plus the number of shares that would have vested in the following year. In the event the recipient’s service is terminated with cause, the number of shares subject to the Stock Option awarded to such recipient in the year of termination shall vest.

The Stock Option may be exercised for the earlier of (1) ten years from grant date or (2) five (5) years after termination as a member of the Company’s board of directors.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Current Report:

Exhibit No.	Description
10.1†	Form of Stock Option Agreement (Incorporated by reference to Exhibit 10.2 from the Form 8-K filed with the SEC on December 21, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document

†	Includes management contracts and compensation plans and arrangements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BITECH TECHNOLOGIES CORPORATION

Dated: April 10, 2023	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

☒ Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2022

or

☐ Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from ______________ to ______________

Commission file number: 000-27407

BITECH TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0187705
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

895 Dove Street, Suite 300

Newport Beach, CA 92660

(Address of principal executive offices, Zip Code)

Telephone: (855) 777-0888

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Securities registered under Section 12(g) of the Exchange Act:

Common Stock ($0.001 Par Value)

(Title of Each Class)

Indicate by check mark if the registrant is a well-known seasoned issuer as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold was approximately $14,000,000 as of the last business day of the registrant’s most recently completed fiscal quarter. For purposes of this computation, all officers, directors, and 10% beneficial owners of the registrant are deemed to be affiliates. Such determination should not be deemed to be an admission that such officers, directors, or 10% beneficial owners are, in fact, affiliates of the registrant.

At March 31, 2023, there were 463,998,027 shares of the registrant’s common stock outstanding (the only class of voting common stock).

DOCUMENTS INCORPORATED BY REFERENCE

None.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

The information in this Annual Report contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this Annual Report on Form 10-K are made based on the Company’s current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect the Company’s future results or operations. These factors, uncertainties and risks may cause the Company’s actual results to differ materially from any forward-looking statement set forth in this Annual Report on Form 10-K. You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”) before making any investment decision with respect to the Company’s securities. All forward-looking statements attributable to us or persons acting on the Company’s behalf are expressly qualified in their entirety by this cautionary statement.

3

PART I

ITEM 1. BUSINESS

Bitech Technologies Corporation (formerly, Spine Injury Solutions Inc.) (the “Company”, “we” or “us”) was incorporated under the laws of Delaware on March 4, 1998. In connection with the Company’s planned expansion of its business following the completion of the acquisition of Bitech Mining Corporation, a Wyoming corporation (“Bitech Mining”), it filed a Certificate of Amendment to its Certificate of Incorporation, as amended (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on April 29, 2022 to change its corporate name to Bitech Technologies Corporation.

Currently, we have refocused our business development plans as we seek to position ourselves as a global technology solution enabler dedicated to providing a suite of green energy solutions with industry focus on green data centers, commercial and residential utility, EV infrastructure, and other renewable energy initiatives. We plan to pursue these innovative energy technologies through research and development, planned acquisitions of other green energy technologies and plans to become a grid-balancing operator using Battery Energy Storage System (BESS) solutions and applying new green technologies in power plants as a technology enabler in the green energy sector. While participating in the clean energy economy, we are seeking business partnerships with defensible technology innovators and renewable energy providers to facilitate investments, provide new market entries toward emerging-growth regions and implement or manufacture these innovative, scalable energy system solutions with technological focuses on smart grids, Building Energy Management System (BEMS), energy storage, and EV infrastructure.

To accelerate growth of a planned intellectual property (IP) portfolio through acquisition strategies, we plan to execute our “Smart Acquisition Model” depicted in the diagram below with selected acquisitions of defensible technologies accompanied with visionary management teams who can demonstrate a common goal with us in order to unlock the full potential with capital infusion, accelerate growth. To achieve our development plans, we plan to incubate those acquired companies toward foreseeable plans for mergers and acquisitions, formation of global joint ventures, while facilitating new market entry to today’s fastest growing Southeast Asia region. With this acquisition model, we expect to build a valuable technology portfolio of IP assets in various innovative green energy technologies, leveraging our network of global capital partners with low-cost manufacturing capacity and oversea outsourcing technical talents from our niche sources in Vietnam.

We plan to execute a “Dual Growth Business Model” as depicted in the diagram below encompassing (1) IP portfolio growth which includes technology licensing or technology acquisitions, enhanced with our plans to carry out research and development for specific applications, and (2) sustainable revenue growth by executing planned BESS acquisitions via joint ventures with capital partners to collect joint venture income from BESS operations or Vietnam-based manufacturing partners which can manufacture products derived from our technology solutions.

4

In light of these initiatives and other reasons noted below, the Company has, however, elected to discontinue its efforts to commercialize the electric power generation and charging system (the “Tesdison Technology”) it formerly licensed from SuperGreen Energy Corporation (“SuperGreen”) pursuant to the Patent & Technology Exclusive and Non-Exclusive License Agreement dated January 15, 2021, as amended, entered into between SuperGreen and the Company’s wholly owned subsidiary Bitech Mining Corporation (“Bitech Mining”) (the “SuperGreen License”). The Company has determined that the Tesdison Technology was not functional nor was it capable of being developed into a commercially viable product as had been represented to the Company by SuperGreen, its founder Calvin Cao, and his brother Michael Cao, leading up to Bitech Mining entering into the SuperGreen License. In addition, the Company will temporarily pause the further development of Intellisys-8, the Company’s planned chipset and related software that had been designed to reduce power consumption and heat in computer systems and accelerate their computational speed due to the currently unfavorable market conditions within the cryptocurrency market.

Acquisition of Bitech Mining Corporation

The Company acquired Bitech Mining on March 31, 2022 (the “Closing Date”) through a share exchange pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Bitech Mining, each of Bitech Mining’s shareholders (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”). The transaction contemplated by the Share Exchange Agreement is hereinafter referred to as the “Share Exchange”). The Share Exchange Agreement provides that the Company will acquire from the Sellers, an aggregate of 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining (collectively, the “Bitech Mining Shares”). In consideration of the Bitech Mining Shares, the Company issued to the Sellers an aggregate of 9,000,000 shares of the Company’s newly authorized Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). Each Bitech Mining Share shall be entitled to receive 0.09543 shares of Series A Preferred Stock. Each share of Series A Preferred Stock shall automatically convert into 53.975685 shares (an aggregate of approximately 485,781,300) of the Company’s Common Stock (the “Company Common Stock”) upon filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock so that there are a sufficient number of shares of Company Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock. Effective as of June 27, 2022, the Series A Preferred Stock automatically converted into 485,781,168 shares of Company Common Stock following the June 27, 2022 filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock to 1,000,000,000 shares. Upon conversion of the Series A Preferred Stock, the Sellers held, in the aggregate, approximately 96% of the issued and outstanding shares of Company capital stock on a fully diluted basis.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

5

The following agreements were entered into in connection with the acquisition of Bitech Mining:

Management Services Agreement. On the Closing Date, the Company, Quad and Peter L. Dalrymple (“Dalrymple”), a former director of the Company, entered into a Management Services Agreement (the “MSA”) whereby Dalrymple agreed to act as the general manager of the video recording operations of Quad and collect certain accounts receivable of the Company (the “Services”). In exchange for providing the Services, the Company agreed to pay Dalrymple a fee equal to the net revenues derived from these operations after payment of all operating expenses related to such operations. The term of the MSA commences on the Closing Date and continues until the earlier to occur of the following: (i) 90 days after the Closing Date; (ii) the Company and Dalrymple’s mutual written consent; or (iii) any material breach of the MSA by either party, provided that the breaching party has been provided written notice of such breach and has failed to cure such breach within ten (10) days of receipt of such written notice.

Amendment to the Note. On the Closing Date, the Company, Quad and Dalrymple, entered into an Amendment to the Secured Promissory Note (the “Note Amendment”) whereby Dalrymple agreed that (i) the principal and accrued interest outstanding under the Secured Promissory Note dated August 31, 2020 as amended on October 29, 2021 issued by the Company in favor of Dalrymple (collectively, the “Note”) is $95,000 as of the Closing Date, (ii) the date on which the outstanding principal and accrued interest is due is 90 days after the Closing Date, (iii) any obligations of (x) the Company that become due and owing to Bitech Mining or the Sellers under Section 4.07(c) of the Share Exchange Agreement or (y) that become due and owing under Section 6.12 of the MSA may be offset against any amounts owed by the Company or Quad under the Note and (iv) all claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to the Note, or the negotiation, execution or performance of the Note (including any representation or warranty made in or in connection with the Note or as an inducement to enter into the Note or this Amendment), may be made only against Quad, and SPIN who is not a party to the Note as of the Closing Date, including without limitation any past, present or future director, officer, employee, incorporator, member, manager, partner, equity holder, affiliate, agent, attorney or representative of SPIN (“SPIN Parties”), shall have no liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of the SPIN Parties) for any obligations or liabilities arising under, in connection with or related to the Note or for any claim based on, in respect of, or by reason of the Note or its negotiation or execution, and Dalrymple waives and releases all such liabilities, claims and obligations against any such SPIN Parties.

Amendment to the Security Agreement. On the Closing Date, the Company, Quad and Dalrymple, entered into an Amendment to Security Agreement (the “Security Agreement Amendment”) whereby the parties to that agreement agreed that (i) Quad shall be included with the Company as an additional debtor for all purposes in the Security Agreement entered into between the Company and Dalrymple dated August 31, 2020 (the “Security Agreement”), (ii) Quad’s collateral obligations under the Security Agreement shall only relate to its accounts receivable, and the collateral described relating to “Pledged Securities” as defined in the Security Agreement shall not apply to Quad’s obligations under the Security Agreement, (iii) the Company’s pledge of its accounts receivables as provided for in the Security Agreement will be limited solely to the Company’s accounts receivables in existence as of March 27, 2022 at 11:59 P.M. ET, and shall not apply to any after acquired accounts receivables and (iv) the Company is authorized to file an amended financing statement to reflect the terms of Security Agreement Amendment and Quad shall promptly file a financing statement reflecting the terms set for in such amendment.

Disposition of Quad Video Assets

On June 30, 2022 (the “Effective Date”), we completed the sale of all of the assets of our wholly owned subsidiary Quad Video Halo, Inc. (“Quad Video”) pursuant to the terms of an Asset Purchase Agreement entered into among Quad Video, Quad Video Holdings Corporation (“Quad Holdings”) and Peter Dalrymple, a former officer, director and substantial shareholder of the Company (“Dalrymple,” together with Quad Holdings, collectively, the “Buyers”) dated as of the Effective Date (the “Quad Video APA”). Pursuant to the terms of the Quad Video APA, Quad Video sold all of its assets to Quad Holdings which included its accounts receivables, fixed assets, intangible assets and all customer lists associated with Quad Video’s business (the “Quad Video Assets”).

Under the terms of the Quad Video APA, the amount of the consideration paid to the Company for purchase of the Quad Video Assets was Mr. Dalrymple’s cancellation of a promissory note with an approximate principal balance of $8,789 plus accrued interest as of the Effective Date issued by the Company to Mr. Dalrymple and the cancellation of a security agreement securing payment of that note pursuant to a Secured Promissory Note and Security Agreement Cancellation Agreement and assumed all liabilities related the Quad Video’s operations and the Quad Video Assets and terminated the Management Services Agreement entered into among the Company, Quad Video and Dalrymple dated March 31, 2022 pursuant to a Management Services Termination Agreement.

In addition, on the Effective Date, we completed the sale of certain accounts receivables related to our spine pain management business pursuant to the terms of an Asset Purchase Agreement entered into among the Company, SPIN Collections LLC, a company owned or controlled by Dalrymple and Dalrymple (the “SPIN Accounts Receivable APA”). The consideration received by the Company in connection with the SPIN Accounts Receivable APA was $10.00 and other good and valuable consideration that was nominal and immaterial.

Prior to March 31, 2022, we were engaged in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures including the collection of accounts receivables related to previously provided spine injury diagnostic services (collectively, the “QVH Business”). On June 30, 2022, we sold the assets related to the QVH Business.

Effective as of June 27, 2022, we issued an aggregate of 485,781,168 shares (the “Conversion Shares”) of our common stock upon the conversion of 9,000,000 shares of our Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred”). The shares of the Series A Preferred were issued to the former shareholders of Bitech Mining on March 31, 2022 in exchange for their shares in Bitech Mining representing 100% of the issued and outstanding shares of Bitech Mining. The Series A Preferred automatically converted into our common stock upon our filing of a Certificate of Amendment to our Certificate of Incorporation, as amended on June 27, 2022.

6

Employees

As of December 31, 2022, we had two full-time employees. To date, we have not experienced any work stoppages and we consider our relationship with our employees to be good. None of our employees are either represented by a labor union or are subject to a collective bargaining agreement.

ITEM 1A. RISK FACTORS

Smaller reporting companies are not required to provide the information required by this item.

ITEM 1B. UNRESOLVED STAFF COMMENTS

Not Applicable.

ITEM 2. PROPERTIES

Our principal executive offices are located at 895 Dove Street, Suite 300, Newport Beach, CA 92660. We occupy this location pursuant to a lease that may be terminated by us on 90 days prior notice.

ITEM 3. LEGAL PROCEEDINGS

As of the date of this Annual Report, to our knowledge, there are no legal proceedings or regulatory actions material to us to which we are a party, or have been a party to, or of which any of our property is or was the subject matter of, and no such proceedings or actions are known by us to be contemplated except as provided below:

Due to the misrepresentations and omissions of SuperGreen, Calvin C. Cao and Michael H. Cao, among other reasons, the Company filed a complaint in the U.S. District Court, Central District of California on February 2, 2023 against SuperGreen, Michael H. Cao, Linh T. Dao, Calvin C. Cao and entities affiliated with them alleging fraud-concealment, breach of contract, breach of fiduciary duty-duty of good faith, breach of fiduciary duty-undivided loyalty, conversion and violation of California Penal Code Sec. 496 (the “Cao Lawsuit”). This lawsuit seeks compensatory damages of at least $33.6 million, treble and punitive damages, imposition of a constructive trust over the defendants assets, pre-judgment and post-judgment interest, attorney’s fees and such other relief as determined by the court.

Effective February 20, 2023, the Company, together with its wholly owned subsidiary Bitech Mining Corporation entered into a Confidential Settlement, Mutual Release, and Share Transfer Agreement (the “C. Cao Settlement Agreement”) with Calvin Cao (“C. Cao”) and SuperGreen Energy Corporation (“SuperGreen,” together with C. Cao, the “C. Cao Parties”). The C. Cao Settlement Agreement settles as to the C. Cao Parties, the Cao Lawsuit. Pursuant to the C. Cao Settlement Agreement, the C. Cao Parties terminated the Patent & Technology Exclusive and Non-Exclusive License Agreement between Bitech Mining Corporation and SuperGreen dated January 15, 2021 as amended on January 15, 2021 and on March 26, 2022 (the “License Agreement”) and SuperGreen canceled 51,507,749 shares of the Company’s common stock, par value $0.001 per share issued by the Company to SuperGreen pursuant to the License Agreement. In addition, the parties to the Settlement Agreement agreed to a mutual general release of liabilities against each other, refrain from making any disparaging remarks about each other and the Company’s filing a dismissal with prejudice of the Cao Lawsuit as to the C. Cao Parties. The Settlement Agreement also contains additional covenants, representations and warranties that are customary of litigation settlement agreements. The Company intends to continue to pursue the Cao Lawsuit as to the remaining defendants in that case, namely Michael Cao, B&B Investment Holding, LLC (“B&B Investment”) and Linh Dao.

On March 6, 2023, Michael Cao and Linh Dao filed, without an attorney, a pro se Motion to Dismiss for Lack of Jurisdiction. No hearing has been set for this motion. On March 23, 2023, the Court entered a default against B&B Investment for failing to appear or otherwise defend itself in the case. B&B Investment is an affiliate of Michael Cao.

The Company intends to vigorously prosecute this case and believes the basis for the motion to dismiss the case lack merit. We cannot predict the outcome of this lawsuit, however.

Litigation Assessment

We have evaluated the foregoing Cao Lawsuit to assess the likelihood of any unfavorable outcome and to estimate, if possible, the amount of potential loss as it relates to the litigation. Based on this assessment and estimate, which includes an understanding of our intention to vigorously prosecute the Cao Lawsuit, we believe that the potential defenses of any of the remaining defendants lack merit, however, and we cannot predict the likelihood of any recoveries by any of our claims against the remaining defendants. This assessment and estimate is based on the information available to management as of the date of this Annual Report and involves a significant amount of management judgment, including the inherent difficulty associated with assessing litigation matters in their early stages. As a result, the actual outcome or loss may differ materially from those envisioned by the current assessment and estimate. Our failure to successfully prosecute, defend or settle the Cao Litigation with the remaining defendants could have a material adverse effect on our financial condition, revenue and profitability and could cause the market value of our common stock to decline.

ITEM 4. MINE SAFETY DISCLOSURES

Not Applicable.

7

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock is quoted on the OTCQB tier of the OTC Markets Group, Inc. under the symbol, “BTTC.” The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information.

The following table sets forth trading information for our common stock for the periods indicated, as quoted on the OTCQB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Low Trading Price	High Trading Price
Period	($)	($)
Year Ended December 31, 2022
Fourth Quarter (December 31, 2022)	0.02	0.14
Third Quarter (September 30, 2022)	0.10	0.19
Second Quarter (June 30, 2022)	0.09	0.45
First Quarter (March 31, 2022)	0.07	0.18

Year Ended December 31, 2021
Fourth Quarter (December 31, 2021)	0.05	0.21
Third Quarter (September 30, 2021)	0.15	0.42
Second Quarter (June 30, 2021)	0.06	0.43
First Quarter (March 31, 2021)	0.03	0.19

Record Holders

As of December 31, 2022 there were approximately 115 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries. We believe there are approximately 550 shareholders as of December 31, 2022.

Dividend Policy

We have not declared or paid any dividends on our common stock since our inception. We currently intend to reinvest all cash resources to finance the development and growth of our business. As a result, we do not intend to pay dividends on our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on the financial condition, earnings, legal requirements, restrictions in its debt agreements and any other factors that our board of directors deems relevant. In addition, as a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their respective jurisdictions of organization, agreements of our subsidiaries or covenants under future indebtedness that we or our subsidiaries may incur.

[Unregistered Sales of Securities]

The following information represents securities sold by us that has not been previously included in a Quarterly Report on Form 10-Q or a Current Report on Form 8-K which were not registered under the Securities Act. Included are new issues, securities issued in exchange for property, services or other securities, securities issued upon conversion from our other share classes and new securities resulting from the modification of outstanding securities. We issued all of the securities listed below pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, or Regulation D or Regulation S promulgated thereunder.

On April 19, 2022, the Company issued 4,635,720 shares of its Common Stock to an individual as compensation for future services at a fair value price on the date of issuance of $0.10 per share. The shares vest 25% on each April 18 commencing on April 18, 2023 so long as the individual is providing services to the Company or one of its subsidiaries.

On April 14, 2022, the Company issued 3,348,000 shares of its Common Stock to an individual as compensation for future services at a fair value price on the date of issuance of $0.10 per share. 1,802,769 shares vest on April 13, 2023 and 515,077 shares vest on April 13, 2024, April 13, 2025, and April 13, 2026 so long as the individual is providing services to the Company or one of its subsidiaries.

During August 2022 and October 2022, the Company sold a total of 1,500,000 shares of its unregistered common stock to four accredited investors for $0.10 per share for total gross proceeds of $150,000.

Equity Compensation Plan Information

As of December 31, 2022, we do not have any compensation plans under which our equity securities are authorized for issuance.

ITEM 6. RESERVED

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This management discussion and analysis (“MD&A”) of the financial condition and results of operations of Bitech Technologies Corporation (the “Company,” “Bitech Technologies,” “our” or “we”) is for the years ended December 31, 2022 and 2021. It is supplemental to, and should be read in conjunction with, our financial statements for the period January 8, 2021 (inception) through December 31, 2022 and the accompanying notes for such period included in our Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on April 4, 2022. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Financial information presented in this MD&A is presented in United States dollars (“$” or “US$”), unless otherwise indicated.

The information about us provided in this MD&A, including information incorporated by reference, may contain “forward-looking statements” and certain “forward-looking information” as defined under applicable United States securities laws. All statements, other than statements of historical fact, made by us that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements, including, but not limited to, statements preceded by, followed by or that include words such as “may”, “will”, “would”, “could”, “should”, “believes”, “estimates”, “projects”, “potential”, “expects”, “plans”, “intends”, “anticipates”, “targeted”, “continues”, “forecasts”, “designed”, “goal”, or the negative of those words or other similar or comparable words and includes, among others, information regarding: our future business activities; our ability to generate revenues; our need for substantial additional financing to operate our current and future business and difficulties we may face acquiring additional financing on terms acceptable to us or at all; risks related to competition; risks related to our lack of internal controls over financial reporting and their effectiveness; increased costs we are subject to as a result of being a public company in the United States; and other events or conditions that may occur in the future.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations of the party making the statement and assumptions concerning future events, which are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements.

8

Although we believe that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements, because no assurance can be given that they will prove to be correct. Since forward-looking statements address future events and conditions, by their very nature, they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks discussed above.

Consequently, all forward-looking statements made in this MD&A and other documents, as applicable, are qualified by such cautionary statements, and there can be no assurance that the anticipated results or developments will actually be realized or, even if realized, that they will have the expected consequences to or effects on us. The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we and/or persons acting on its behalf may issue. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required under securities legislation.

Overview of the Business

Currently, we have refocused our business development plans as we seek to position ourselves as a global technology solution enabler dedicated to providing a suite of green energy solutions with industry focus on green data centers, commercial and residential utility, EV infrastructure, and other renewable energy initiatives. ~~We have been developing and evaluating the commercial viability of our Evirontek™ Integrated Platform to resolve the exorbitantly high cost of electricity in several industries~~. We plan to pursue these innovative energy technologies through research and development, planned acquisitions of other green energy technologies and plans to become a grid-balancing operator using Battery Energy Storage System (BESS) solutions and applying new green technologies in power plants as a technology enabler in the green energy sector. While participating in the clean energy economy, we are seeking business partnerships with defensible technology innovators and renewable energy providers to facilitate investments, provide new market entries toward emerging-growth regions and implement or manufacture these innovative, scalable energy system solutions with technological focuses on smart grids, Building Energy Management System (BEMS), energy storage, and EV infrastructure.

To accelerate growth of a planned intellectual property (IP) portfolio through acquisition strategies, we plan to execute our Smart Acquisition Model with selected acquisitions of defensible technologies accompanied with visionary management teams who can demonstrate a common goal with us in order to unlock the full potential with capital infusion, accelerate growth. To achieve our development plans, we plan to incubate those acquired companies toward foreseeable plans for mergers and acquisitions, formation of global joint ventures, while facilitating new market entry to today’s fastest growing Southeast Asia region. With this acquisition model, we expect to build a valuable technology portfolio of IP assets in various innovative green energy technologies, leveraging our network of global capital partners with low-cost manufacturing capacity and oversea outsourcing technical talents from our niche sources in Vietnam.

Further, we plan to execute a Dual Growth Business Model as depicted in the diagram below encompassing (1) IP portfolio growth which includes technology licensing or technology acquisitions, enhanced with our plans to carry out research and development for specific applications, and (2) sustainable revenue growth by executing planned BESS acquisitions via joint ventures with capital partners to collect joint venture income from BESS operations or Vietnam-based manufacturing partners which can manufacture products derived from our technology solutions.

In light of these initiatives and other reasons noted below, the Company has, however, elected to discontinue its efforts to commercialize the electric power generation and charging system (the “Tesdison Technology”) it licensed from SuperGreen pursuant to the SuperGreen License. The Company has determined that the Tesdison Technology was not functional nor was it capable of being developed into a commercially viable product as had been represented to the Company by SuperGreen, its founder Calvin Cao, and his brother Michael Cao, leading up to Bitech Mining entering into the SuperGreen License. In addition, the Company will temporarily pause the further development of Intellisys-8, the Company’s planned chipset and related software that had been designed to reduce power consumption and heat in computer systems and accelerate their computational speed due to the currently unfavorable market conditions within the cryptocurrency market.

The Company acquired Bitech Mining on March 31, 2022 pursuant to a Share Exchange Agreement. Pursuant to the Share Exchange Agreement we acquired an aggregate of 94,312,250 shares of Bitech Mining’s Common Stock representing 100% of the issued and outstanding shares of Bitech Mining in exchange for an aggregate of 9,000,000 shares of the Company’s newly authorized Series A Convertible Preferred Stock. Each share of Series A Preferred Stock automatically converted into 53.975685 shares (an aggregate of approximately 485,781,300) of the Company’s Common Stock (the “Company Common Stock”) upon filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock so that there were a sufficient number of shares of Company Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock. Effective as of June 27, 2022, the Series A Preferred Stock automatically converted into 485,781,168 shares of Company Common Stock following the June 27, 2022 filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock to 1,000,000,000 shares. Upon conversion of the Series A Preferred Stock, the Sellers held, in the aggregate, approximately 96% of the issued and outstanding shares of Company capital stock on a fully diluted basis.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

The following agreements were entered into in connection with the acquisition of Bitech Mining:

Agreements involving Peter L. Dalrymple. On March 31, 2022, the Company, Quad and Peter L. Dalrymple (“Dalrymple”), a former director of the Company, entered into the MSA, Note Amendment and Security Agreement Amendment. See “Item 1 - Business – Acquisition of Bitech Mining Corporation.”

Disposition of Quad Video Assets. On June 30, 2022, we completed the sale of the Quad Video Assets pursuant to the terms of the Quad Video APA and the sale of certain accounts receivables related to our former spine pain management business pursuant to the terms of the SPIN Accounts Receivable APA. See “Item 1 - Business – Disposition of Quad Video Assets.”

Prior to March 31, 2022, we were engaged in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures including the collection of accounts receivables related to previously provided spine injury diagnostic services (collectively, the “QVH Business”). On June 30, 2022, we sold the assets related to the QVH Business.

9

Historically, the Company acquired Bitech Mining Corporation, a Wyoming corporation (“Bitech Mining”) on

10

Comparison of the years ended December 31, 2022 and 2021.

The Company has not generated any revenues from its primary business for the year ended December 31, 2022. We invoiced and collected $26,197 from QVH legacy business and recorded other income of $50,275 generated from accounts receivable previously written-off as uncollectible for the year ended December 31, 2022. There was no revenue for the year ended December 31, 2021.

During the year ended December 31, 2022, we incurred $888,106 of general and administrative expenses compared to $284,959 for the same period in 2021. General and administrative expenses have increased during 2022 compared to 2021 as the Company moves from development stage to revenue generation.

As a result of the foregoing, we had net loss of ($811,635) for the year ended December 31, 2022, compared to a net loss of ($284,959) for the year ended December 31, 2021.

Working Capital

The calculation of Working Capital provides additional information and is not defined under GAAP. We define Working Capital as current assets less current liabilities. This measure should not be considered in isolation or as a substitute for any standardized measure under GAAP. This information is intended to provide investors with information about our liquidity.

Other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Liquidity and Capital Resources

As of December 31, 2022 and December 31, 2021, we had total current liabilities of $11,397 and $11,106, respectively, and current assets of $210,723 and $976,947, respectively, to meet our current obligations. As of December 31, 2022, we had working capital of $199,326, a decrease of working capital of $766,515 as compared to December 31, 2021, driven primarily by cash used in operations.

For the year ended December 31, 2022, cash used in operations was ($789,344) which primarily included the net loss of ($811,635) partially offset by a $35,000 full amortization of exclusive license agreement.

We have a history of operating losses. We have not yet achieved profitable operations and expect to incur further losses. We have funded our operations primarily from equity financing. As of December 31, 2022, cash generated from financing activities was not sufficient to fund our growth strategy in the short-term or long-term. The primary need for liquidity is to fund working capital requirements of the business, including operational expenses in connection with our efforts to become a provider of a suite of green energy solutions. The primary source of liquidity has primarily been private financing transactions. The ability to fund operations and pursue opportunities within the green energy industry depends on our ability to raise funds from debt and/or equity financing which is subject to prevailing economic conditions and financial, business and other factors, some of which are beyond our control. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms.

Off-Balance Sheet Arrangements

As of the date of this Annual Report on Form 10-K, we do not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on our results of operations or financial condition, including, and without limitation, such considerations as liquidity and capital resources.

Changes in or Adoption of Accounting Practices

There were no material changes in or adoption of new accounting practices during the year ended December 31, 2022.

Critical Accounting Policies

See Note 2 of the accompanying notes to unaudited condensed consolidated financial statements, which note is incorporated herein by reference.

Income Tax Expense (Benefit)

We have not made a provision for income taxes in 2022 or 2021, which reflects our valuation allowance established against our benefits from net operating loss carryforwards.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not Applicable.

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ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Our financial statements for the fiscal years ended December 31, 2022 and 2021 are attached hereto.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Bitech Technologies Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Bitech Technologies Corporation (“the Company”) as of December 31, 2022, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and negative cash flows from operating activities, therefore, the Company has stated that substantial doubt exists about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going Concern

As described further in Note 2 to the consolidated financial statements, the Company has incurred losses each year from inception through December 31, 2022 and expects to incur additional losses in the future.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s future cash flows and the risk of bias in management’s judgments and assumptions in estimating these cash flows.

Our audit procedures related to the Company’s assertion on its ability to continue as a going concern included the following, among others:

We reviewed the Company’s working capital and liquidity ratios and forecasted revenue, operating expenses, and uses and sources of cash used in management’s assessment of whether the Company has sufficient liquidity to fund operations for at least one year from the financial statement issuance date. This testing included inquiries with management, comparison of prior period forecasts to actual results, consideration of positive and negative evidence impacting management’s forecasts, the Company’s financing arrangements in place as of the report date, market and industry factors and consideration of the Company’s relationships with its financing partners.

/s/ Fortune CPA, Inc

We have served as the Company’s auditor since 2022.

Huntington Beach, CA

March 31, 2023
PCAOB # 6901

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BITECH TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

AUDITED

	December 31,	December 31,
	2022	2021

ASSETS

Current assets:
Cash and cash equivalents	$197,723	$976,947
Prepaid expense	13,000	-

Total current assets	210,723	976,947

Intangible Asset – Exclusive License	-	35,000

Total assets	$210,723	$1,011,947

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Note payable to shareholder	-	-
Accounts payable and accrued liabilities	11,397	11,106

Total current liabilities	11,397	11,106

Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	-	-
Series A Convertible Preferred stock; $0.001 par value, 9,000,000 shares authorized, no shares issued and outstanding at December 31, 2022 and December 31, 2021	-	-

Common stock: $0.001 par value, 1,000,000,000 shares authorized, 515,505,770 and 20,240,882 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	515,506	20,241
Additional paid-in capital	780,414	1,265,559
Accumulated deficit	(1,096,594)	(284,959)

Total stockholders’ equity	199,326	1,000,841

Total liabilities and stockholders’ equity	$210,723	$1,011,947

The accompanying notes are an integral part of the audited consolidated financial statements.

14

BITECH TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

AUDITED

	For the Year ended December 31, 2022	For the Year ended December 31, 2021

REVENUE	$26,197	-

COST OF REVENUE	-	-

GROSS PROFIT	26,197	-

OPERATING EXPENSES
General & Administrative	888,106	284,959
Total Operating Expenses	888,106	284,959

LOSS FROM OPERATIONS	(861,910)	(284,959)

OTHER INCOME (EXPENSE)
Interest and Other Income	50,475	-
Interest Expense	(200)	-

Total Other Income (Expense)	50,275	-

LOSS BEFORE INCOME TAXES	(811,635)	(284,959)

BENEFIT (PROVISION) FOR INCOME TAXES	-	-

NET LOSS	$(811,635)	$(284,959)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE SHARES	284,808,907	20,240,882

The accompanying notes are an integral part of the audited consolidated financial statements.

15

BITECH TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

As of December 31, 2022

	Common Stock		Preferred Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balances, January 21, 2021 (inception)	20,240,882	20,241			1,265,559		1,285,800

Net loss	-	-			-	(284,959)	(284,959)

Balances, December 31, 2021	20,240,882	$20,241			$1,265,559	$(284,959)	$1,000,841
Recapitalization					(139,880)		(139,880)
Restricted Stock Awards	7,983,720	7,984			(7,984)
Series A Preferred Shares issued in Share Exchange			9,000,000	9,000			9,000
Shares issued upon conversion of Series A Preferred Stock	485,781,168	485,781	(9,000,000)	(9,000)	(485,781)		(9,000)
Sale of Common Stock	1,500,000	1,500			148,500		150,000

Net loss	-	-	-	-	-	(811,635)	(811,635)
Balances, December 31, 2022	515,505,770	$515,506	-	$-	$780,414	$(1,176,594)	$199,326

The accompanying notes are an integral part of the audited consolidated financial statements.

16

BITECH TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

AUDITED

	YEAR ENDED DECEMBER 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(811,635)	$(284,959)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment Write-off – Exclusive License	35,000	-
Common Stock issued for services		111,200
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(13,000)	-
Accounts payable and accrued liabilities	291	11,106

Net cash provided by (used in) operating activities	(789,344)	(162,653)

Cash flows from investing activities:
Purchase Intangible Asset – Exclusive License	-	(25,000)

Net cash used in investing activities	-	(25,000)

Cash flows from financing activities:
Cash from Sale of Common Stock, net	150,000	1,164,600
Recapitalization	(139,880)

Net cash provided by (used in) financing activities	10,120	1,164,600

Net increase (decrease) in cash and cash equivalents	(779,224)	976,947
Cash and cash equivalents at beginning of period	976,947	-

Cash and cash equivalents at end of period	$197,723	$976,947

Supplemental disclosure of non-cash Investing and Financing
Activities:
Common Stock Issued for Intangible Asset – Exclusive License	$-	$10,000

Supplementary disclosure of cash flow information:
Interest paid	$200	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of the audited consolidated financial statements.

17

BITECH TECHNOLOGIES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS

Bitech Technologies Corporation (formerly, Spine Injury Solutions Inc.) (the “Company”, “we” or “us”) was incorporated under the laws of Delaware on March 4, 1998. In connection with the Company’s planned expansion of its business following the completion of the acquisition of Bitech Mining Corporation, a Wyoming corporation (“Bitech Mining”), it filed a Certificate of Amendment to its Certificate of Incorporation, as amended (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on April 29, 2022 to change its corporate name to Bitech Technologies Corporation.

As a development-stage company, we are a global technology solution enabler dedicated to providing a suite of green energy solutions with industry focus on green data centers, commercial and residential utility, EV infrastructure, and other renewable energy initiatives. Bitech has been developing and evaluating the commercial viability of its Evirontek™ Integrated Platform to resolve the exorbitantly high cost of electricity in several industries. Bitech innovates energy technologies through research and development, planned acquisitions of other green energy technologies and plans to become a grid-balancing operator using Battery Energy Storage System (BESS) solutions and applying new green technologies in power plants to save electricity. While participating in the Clean Energy Economy, we seek business partnerships with defensible technology innovators and renewable energy providers to facilitate investments, provide new market entries toward emerging-growth regions and implement or manufacture these innovative, scalable energy system solutions with technological focuses on smart grid, Building Energy Management System (BEMS), energy storage, and EV infrastructure.

The Company acquired Bitech Mining on March 31, 2022 (the “Closing Date”) through a share exchange pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Bitech Mining, each of Bitech Mining’s shareholders (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”). The transaction contemplated by the Share Exchange Agreement is hereinafter referred to as the “Share Exchange”). The Share Exchange Agreement provides that the Company will acquire from the Sellers, an aggregate of 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining (collectively, the “Bitech Mining Shares”). In consideration of the Bitech Mining Shares, the Company issued to the Sellers an aggregate of 9,000,000 shares of the Company’s newly authorized Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). Each Bitech Mining Share shall be entitled to receive 0.09543 shares of Series A Preferred Stock. Each share of Series A Preferred Stock shall automatically convert into 53.975685 shares (an aggregate of approximately 485,781,300) of the Company’s Common Stock (the “Company Common Stock”) upon filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock so that there are a sufficient number of shares of Company Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock. Effective as of June 27, 2022, the Series A Preferred Stock automatically converted into 485,781,168 shares of Company Common Stock following the June 27, 2022 filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock to 1,000,000,000 shares. Upon conversion of the Series A Preferred Stock, the Sellers held, in the aggregate, approximately 96% of the issued and outstanding shares of Company capital stock on a fully diluted basis.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

Prior to March 31, 2022, we were engaged in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures including the collection of accounts receivables related to previously provided spine injury diagnostic services (collectively, the “QVH Business”). On June 30, 2022, we sold the assets related to the QVH Business.

18

BITECH TECHNOLOGIES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. CRITICAL ACCOUNTING POLICIES

The following are summarized accounting policies considered to be critical by our management:

Going Concern

Since our inception, our expenses substantially exceeded our revenue, resulting in continuing losses and an accumulated deficit of $1,096,594 as of December 31, 2022. Presently, we are trying to limit all operating expenses as much as possible. If in the future we decide to increase our service development, marketing efforts and/or brand building activities, we will need to increase our operating expenses and our general and administrative functions to support such growth in operations. No such growth in operations is presently planned. We are also actively seeking a private company with which to enter into a strategic business transaction, including without limitation a merger; however, we cannot predict the ultimate outcome of our efforts. Our continued existence is dependent upon our ability to successfully merge with a financially viable company, or our ability to obtain additional capital from borrowing and/or selling securities, as needed, to fund our operations. There is no assurance that additional capital can be obtained or that it can be obtained on terms that are favorable to us and our existing stockholders. Any expectation of future profitability is likely dependent upon our ability to successfully merge with another company, of which there can be no assurances.

We were not involved in any procedures in 2022 and have no plans to do so in the future. The previous service revenues earned has resulted in longer settlement times, which has created a slowdown in cash collections.

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of Bitech Technologies Corporation. and its wholly owned subsidiary, Quad Video Halo, Inc. All material intercompany transactions have been eliminated upon consolidation.

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606. ASC 606, Revenue from Contracts with Customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company has assessed the impact of the guidance by performing the following five steps analysis:

Step 1: Identify the contract

Step 2: Identify the performance obligations

Step 3: Determine the transaction price

Step 4: Allocate the transaction price

Step 5: Recognize revenue

Substantially all of the Company’s revenue is derived from leasing equipment. The Company considers a signed lease agreement to be a contract with a customer. Contracts with customers are considered to be short-term when the time between signed agreements and satisfaction of the performance obligations is equal to or less than one year, and virtually all of the Company’s contracts are short-term. The Company recognizes revenue when services are provided to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services. The Company typically satisfies its performance obligations in contracts with customers upon delivery of the services. The Company does not have any contract assets since the Company has an unconditional right to consideration when the Company has satisfied its performance obligation and payment from customers is not contingent on a future event. Generally, payment is due from customers immediately at the invoice date, and the contracts do not have significant financing components nor variable consideration. There are no returns and there is no allowances. All of the Company’s contracts have a single performance obligation satisfied at a point in time and the transaction price is stated in the contract, usually as a price per unit. All estimates are based on the Company’s historical experience, complete satisfaction of the performance obligation, and the Company’s best judgment at the time the estimate is made.

19

BITECH TECHNOLOGIES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Cash, accounts receivable, accounts payable, accrued liabilities and notes payable as reflected in the consolidated financial statements, approximates fair value. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of liquid investments with original maturities of three months or less. Cash equivalents are stated at cost, which approximates fair value. We maintain cash and cash equivalents in banks which at times may exceed federally insured limits. We have not experienced any losses on these deposits.

Property and Equipment

Property and equipment are carried at cost. When retired or otherwise disposed of, the related carrying cost and accumulated depreciation are removed from the respective accounts, and the net difference, less any amount realized from the disposition, is recorded in operations. Maintenance and repairs are charged to operating expenses as incurred. Costs of significant improvements and renewals are capitalized.

Property and equipment consist of computers and equipment and are depreciated over their estimated useful lives of three years, using the straight-line method.

Long-Lived Assets

We periodically review and evaluate long-lived assets when events and circumstances indicate that the carrying amount of these assets may not be recoverable. In performing our review for recoverability, we estimate the future cash flows expected to result from the use of such assets and its eventual disposition. If the sum of the expected undiscounted future operating cash flows is less than the carrying amount of the related assets, an impairment loss is recognized in the consolidated statements of operations. Measurement of the impairment loss is based on the excess of the carrying amount of such assets over the fair value calculated using discounted expected future cash flows.

Concentrations of Credit Risk

Assets that expose us to credit risk consist primarily of cash and accounts receivable. Our accounts receivable arise from a diversified customer base and, therefore, we believe the concentration of credit risk is minimal. We evaluate the creditworthiness of customers before any services are provided. We record a discount based on the nature of our business, collection trends, and an assessment of our ability to fully realize amounts billed for services. We have no accounts receivable to warrant any allowance at December 31, 2022 or December 31, 2021.

20

BITECH TECHNOLOGIES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Stock Based Compensation

We account for the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, based on estimated fair values. Under authoritative guidance issued by the Financial Accounting Standards Board (“FASB”), companies are required to estimate the fair value or calculated value of share-based payment awards on the date of grant using an option-pricing model. The value of awards that are ultimately expected to vest is recognized as expense over the requisite service periods in our consolidated statements of operations. We use the Black-Scholes Option Pricing Model to determine the fair-value of stock-based awards. During the years ended December 31, 2022 and 2021, we did not recognize any compensation expense during those periods.

Income Taxes

We account for income taxes in accordance with the liability method. Under the liability method, deferred assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax basis. We establish a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be utilized against future taxable income.

Uncertain Tax Positions

Accounting Standards Codification “ASC” Topic 740-10-25 defines the minimum threshold a tax position is required to meet before being recognized in the financial statements as “more likely than not” (i.e., a likelihood of occurrence greater than fifty percent). Under ASC Topic 740-10-25, the recognition threshold is met when an entity concludes that a tax position, based solely on its technical merits, is more likely than not to be sustained upon examination by the relevant taxing authority. Those tax positions failing to qualify for initial recognition are recognized in the first interim period in which they meet the more likely than not standard or are resolved through negotiation or litigation with the taxing authority, or upon expiration of the statute of limitations. De-recognition of a tax position that was previously recognized occurs when an entity subsequently determines that a tax position no longer meets the more likely than not threshold of being sustained.

We are subject to ongoing tax exposures, examinations and assessments in various jurisdictions. Accordingly, we may incur additional tax expense based upon the outcomes of such matters. When applicable, we will adjust tax expense to reflect our ongoing assessments of such matters which require judgment and can materially increase or decrease our effective rate as well as impact operating results.

Under ASC Topic 740-10-25, only the portion of the liability that is expected to be paid within one year is classified as a current liability. As a result, liabilities expected to be resolved without the payment of cash (e.g. resolution due to the expiration of the statute of limitations) or are not expected to be paid within one year are not classified as current. Estimated interest and penalties are recognized as income tax expense and tax credits as a reduction in income tax expense. For the year ended December 31, 2022, we recognized no estimated interest or penalties as income tax expense.

Legal Costs and Contingencies

In the normal course of business, we incur costs to hire and retain external legal counsel to advise us on regulatory, litigation and other matters. We expense these costs as the related services are received.

If a loss is considered probable and the amount can be reasonably estimated, we recognize an expense for the estimated loss. If we have the potential to recover a portion of the estimated loss from a third party, we make a separate assessment of recoverability and reduce the estimated loss if recovery is also deemed probable.

21

BITECH TECHNOLOGIES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Net Loss per Share

Basic and diluted net loss per common share is presented in accordance with ASC Topic 260, “Earnings per Share,” for all periods presented. During the years ended December 31, 2022 and 2021, common stock equivalents from outstanding stock options and warrants have been excluded from the calculation of the diluted loss per share in the consolidated statements of operations, because all such securities were anti-dilutive. The net loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the periods.

Recent Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU No. 2016-13 eliminates the probable initial recognition threshold in current generally accepted accounting principles (“GAAP”) and, instead, requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. In addition, ASU No. 2016-13 amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. In November 2019, the FASB issued ASU No. 2019-10 to amend the effective date for entities that had not yet adopted ASU No. 2016-13. Accordingly, the provisions of ASU No. 2016-13 are effective for annual periods beginning after December 15, 2022, with early application permitted in annual periods beginning after December 15, 2018. The amendments of ASU No. 2016-13 should be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. Management is currently evaluating the future impact of ASU No. 2016-13 on the Company’s consolidated financial position, results of operations and disclosures.

NOTE 3. STOCKHOLDERS’ EQUITY

The total number of authorized shares of our common stock, par value $0.001 per share, was 250,000,000 shares and increased on June 27, 2022 to 1,000,000,000 shares. On June 27, 2022 the 9,000,000 shares of Series A Convertible Preferred Stock issued as of March 31, 2022 automatically converted to 485,781,168 shares of common stock. As of December 31, 2022, there were 515,505,770 common shares issued and outstanding including the 7,983,720 of Restricted Stock Awards granted in April 2022 but not yet issued until vested.

On January 19, 2021, our stockholders approved the filing of an amendment to our certificate of incorporation authorizing 10,000,000 shares of preferred stock with a par value of $0.001 per share. Such amendment was filed on January 20, 2021.

22

BITECH TECHNOLOGIES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 30, 2022, the Secretary of State of Delaware acknowledged the Company’s filing of a Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State creating a series of 9,000,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”) to be issued in connection with the Share Exchange. The Certificate of Designations include:

●	the stated value of each share is $1.00 (the “Stated Value”),

●	each share has 53.9757 votes per share on any matter, event or action submitted to the holders of our common stock for a vote or on which the holders of our common stock have a right to vote,

●	each share is automatically convertible into shares of our common stock determined by dividing (i) the Stated Value by (ii) the Conversion Price then in effect. Initially, the “Conversion Price” is $0.018526887 per share, subject to adjustment as described below on the first business day immediately following the earlier of (a) the date on which the Secretary of State of Delaware shall have filed the Certificate of Designations; and (b) the date on which FINRA has affected a reverse stock split of the Company’s outstanding common stock, after all required approvals by the Company’s board of directors and its stockholders, in either (a) or (b), so that there are a sufficient number of shares of the Company’s Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock based upon the Conversion Price,

●	the conversion price of the Series A Preferred Stock is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events, and

●	upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), each holder of the Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any other fees or liquidated damages then due and owing thereon under the Certificate of Designations, for each share of Series A Preferred Stock before any distribution or payment shall be made to the holders of any junior securities (as hereinafter defined), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to each holder of the Series A Preferred Stock shall be ratably distributed among each such holder in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

On March 31, 2022, we issued 9,000,000 shares of Series A Preferred Stock in exchange for 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining.

On April 19, 2022, the Company issued 4,635,720 shares of its restricted Common Stock to an individual as compensation for future services at a fair value price on the date of issuance of $0.10 per share. The shares vest 25% on each April 18 commencing on April 18, 2023 so long as the individual is providing services to the Company or one of its subsidiaries.

On April 14, 2022, the Company issued 3,348,000 shares of its restricted Common Stock to an individual as compensation for future services at a fair value price on the date of issuance of $0.10 per share. 1,802,769 shares vest on April 13, 2023 and 515,077 shares vest on April 13, 2024, April 13, 2025, and April 13, 2026 so long as the individual is providing services to the Company or one of its subsidiaries.

Effective as of July 8, 2022, the Financial Industry Regulatory Authority, Inc. (“FINRA”) confirmed that it had received the necessary documentation to process the Company’s request to change its name and trading symbol previously disclosed in its Form 8-K filed with the Securities and Exchange Commission on May 2, 2022. The Company’s ticker symbol on the OTCQB tier of the OTC Markets Group. Inc. was changed to “BTTC” on July 8, 2022.

During August 2022 and October 2022, the Company sold a total of 1,500,000 shares of its unregistered common stock to four accredited investors for $0.10 per share for total gross proceeds of $150,000.

23

BITECH TECHNOLOGIES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. ACQUISITION OF BITECH MINING

On March 31, 2022, the Company acquired 94,312,250 shares of Bitech Mining’s Common Stock in exchange for 9,000,000 shares of its Series A Preferred Stock representing 100% of the issued and outstanding shares of Bitech Mining.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

The Combination of the Company and Bitech Mining is considered a business acquisition and the method used to present the transaction is the acquisition method. The acquisition method is a method of accounting for a merger of two businesses. The tangible assets and liabilities and operations of the acquired business were combined at their market value of the acquisition date, which is the date when the acquirer gains control over the acquired company.

The following table summarizes the consideration paid for Bitech Mining and the fair value amounts of assets acquired and liabilities assumed recognized at the acquisition date:

Purchase price	$1,113,679

Cash	$1,150,163
Total assets:	$1,185,163
Less: liabilities assumed	$(71,484)
Net assets acquired	$1,113,679
Purchase price in excess of net assets acquired	$0

NOTE 5. RELATED PARTY TRANSACTIONS

Up until March 31, 2022, the Company maintained its executive offices at 5151 Mitchelldale A2, Houston, Texas 77092. This office space encompassed approximately 200 square feet and was provided to us at the rental rate of $1,000 per month under a month-to-month agreement with Northshore Orthopedics, Assoc. (“NSO”), a company owned by William Donovan, M.D., our former director and Chief Executive Officer. The rent included the use of the telephone system, computer server, and copy machines. We discontinued paying rent in December 2021 due to a lack of funds, and until March 31, 2022 when this lease was cancelled NSO provided the Company this office space rent free.

NOTE 6. SUBSEQUENT EVENTS

Effective February 20, 2023, the Company and its wholly owned subsidiary Bitech Mining Corporation entered into a Confidential Settlement, Mutual Release, and Share Transfer Agreement (the “C. Cao Settlement Agreement”) with Calvin Cao (“C. Cao”) and SuperGreen Energy Corporation (“SuperGreen,” together with C. Cao, the “C. Cao Parties”). The C. Cao Settlement Agreement settles as to the C. Cao Parties, the Company’s lawsuit as disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 3, 2023 (the “Cao Lawsuit”). Pursuant to the C. Cao Settlement Agreement, the C. Cao Parties terminated the Patent & Technology Exclusive and Non-Exclusive License Agreement between Bitech Mining Corporation and SuperGreen dated January 15, 2021 as amended on January 15, 2021 and on March 26, 2022 (the “License Agreement”) and SuperGreen canceled 51,507,749 shares of the Company’s common stock, par value $0.001 per share issued by the Company to SuperGreen pursuant to the License Agreement. In addition, the parties to the Settlement Agreement agreed to a mutual general release of liabilities against each other, refrain from making any disparaging remarks about each other and the Company’s filing a dismissal with prejudice of the Cao Lawsuit as to the C. Cao Parties. The Settlement Agreement also contains additional covenants, representations and warranties that are customary of litigation settlement agreements. The Company intends to continue to pursue the Cao Lawsuit as to the remaining defendants in that case, namely Michael Cao, B&B Investment Holding, LLC and Linh Dao.

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ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

ITEM 9A. CONTROLS AND PROCEDURES

Benjamin B. Tran, our President and Chief Executive Officer, is our principal executive officer and Robert J. Brilon, our Chief Financial Officer, is our principal financial officer.

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, as of December 31, 2022. Based on this evaluation, our principal executive officer and our principal financial officer concluded that, as of the end of the period covered by this report, our disclosure controls and procedures were effective and adequately designed to ensure that the information required to be disclosed by us in the reports we submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the applicable rules and forms and that such information was accumulated and communicated to our principal executive officer and principal financial officer, in a manner that allowed for timely decisions regarding disclosure.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States. Our internal control over financial reporting includes those policies and procedures that:

(i)	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;

(ii)	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements; and

(iii)	provide reasonable assurance regarding prevention or timely detection of unauthorized transactions.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

In making this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control – Integrated Framework and Internal Control over Financial Reporting – Guidance for Smaller Public Companies.

Our management evaluated the effectiveness of our internal control over financial reporting as of December 31, 2022. Based on this evaluation, our management concluded that, as of December 31, 2022, we maintained effective internal control over financial reporting.

This annual report does not include an attestation report of the company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this annual report.

Changes in internal control over financial reporting

There were no changes in our internal control over financial reporting during the year ended December 31, 2022 that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.

Our management, including our principal executive officer and principal financial officer, does not expect that its disclosure controls or internal controls will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake.

Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by management’s override of the control. The design of any systems of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of these inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. Individual persons perform multiple tasks which normally would be allocated to separate persons and therefore extra diligence must be exercised during the period these tasks are combined.

ITEM 9B. OTHER INFORMATION

None.

Item 9C. DISCLOSURE REGARDING FOREIGN JURISDICTIONS THAT PREVENT INSPECTIONS

None.

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PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our directors and executive officers are as follows:

Name	Age	Position(s) and Office(s)
Benjamin B. Tran	56	Chief Executive Officer, President and Chairman
Robert J. Brilon	62	Chief Financial Officer and Director
Gregory D. Trimarche	59	Director

Benjamin B. Tran, PhD – Dr. Tran currently serves as Chairman and Chief Executive Officer of the company. He has been the corporate strategist, investor, and financial partner in the formation and growth of several emerging growth technology companies. Benjamin specializes in cross-border M&A, private equity, merchant banking advisory and technology marketing. He also serves as Managing Partner of Cleantek Venture Capital, a cleantech-focused private equity advisory firm since January 2021 to present. Benjamin, at times, serves as senior advisor to several publicly traded companies. From February 2021 to April 2022, Benjamin has served as Senior Capital Market Advisor for Iveda Solutions, Inc. (NASDAQ: IVDA), an AI and IoT technology company to assist with financing and uplisting to Nasdaq. From August 2017 to January 2019, he served as Advisory Chairman of Vemanti Group, Inc. (OTCQB: VMNT), an innovative fintech company to assist in M&A and international business development. From November 2018 to April 2021, Benjamin also co-founded and served as chairman of CBMD, Inc., a privately held physician-based CBD science company specializing in pain management. Benjamin served as CFO of privately held Stock Navigators, a leading software and educational training institution for technical traders from June 2018 to June 2019. Since 2014 to present, Benjamin has served as managing partner of United System Capital, a private equity advisory firm in Newport Beach, California. Prior to United System Capital, Benjamin was managing partner of an Asia-based joint venture with Brean Murray Carret & Co., a New York-based investment bank that has transacted over 100 IPOs/APOs/SPACs and raised over $4B for the U.S. and Asian companies. Benjamin spearheaded the organization to formulate a multi-functional investment banking service for emerging growth companies via globalization strategies. Benjamin has been seasoned international consultant providing corporate development and interim senior management to small and medium sized enterprises in Silicon Valley and the Asia Pacific region. He also served as a board director, CFO, corporate strategist, and executive advisor for several distressed companies, managing turn-around situations. As a Silicon Valley high-tech veteran, Benjamin brings over 20 years of diversified experience including mergers and acquisitions, venture management, strategic marketing, and international business development. Prior to his investment and corporate advisory career, Benjamin worked for technology leaders including Micron Technology, Fujitsu Microelectronics, Mitsubishi Electric America, Philips Semiconductors, holding various senior technical and marketing management positions. Benjamin received a Ph.D. in Business Administration, a Masters in Business Administration from the University of Phoenix, Masters of Science and Bachelor of Science degrees in Electrical Engineering from San Jose State University, California.

Robert J. Brilon – Mr. Brilon has served as our Chief Financial Officer since October 1, 2021 and was appointed as a director on April 14, 2022. He also has served as Chief Financial Officer for Iveda Solutions, Inc. (NASDAQ: IVDA) since December 2013. He was also Iveda’s President from February 2014 to July 2018 and Treasurer from December 2013 to July 2018 and was appointed Treasurer again on December 15, 2021. Mr. Brilon served as Iveda’s Executive Vice President of Business Development from December 2013 to February 2014 and as Iveda’s interim Chief Financial Officer and Treasurer from December 2008 to August 2010. Mr. Brilon joined New Gen Management Services, Inc. in July 2017 as the CFO (subsequently becoming President and CFO of New Gen in July 2018). Mr. Brilon was the President, Chief Financial Officer, Corporate Secretary, and Director of both Vext Science, Inc and New Gen until he resigned in February 2020. Mr. Brilon served as Chief Financial Officer and Executive Vice President of Business Development of Brain State Technologies, a brainwave optimization software licensing and hardware company, from August 2010 to November 2013. From January 2010 to August 2010, Mr. Brilon served as Chief Financial Officer of MD Helicopters, a manufacturer of commercial and light military helicopters. Mr. Brilon also served as Chief Executive Officer, President, and Chief Financial Officer of InPlay Technologies (NASDAQ: NPLA), formerly, Duraswitch (NASDAQ: DSWT), a company that licensed patented electronic switch technology and manufactured digital pen technology, from November 1998 to June 2007. Mr. Brilon served as Chief Financial Officer of Gietz Master Builders from 1997 to 1998, Corporate Controller of Rental Service Corp. (NYSE: RRR) from 1995 to 1996, Chief Financial Officer and Vice President of Operations of DataHand Systems, Inc. from 1993 to 1995, and Chief Financial Officer of Go-Video (AMEX:VCR) from 1986 to 1993. Mr. Brilon is a certified public accountant and practiced with several leading accounting firms, including McGladrey Pullen, Ernst and Young and Deloitte and Touche. Mr. Brilon holds a Bachelor of Science degree in Business Administration from the University of Iowa.

Greg D. Trimarche, JD – Mr. Trimarche has served as one of our directors since December 21, 2022. He has practiced law for over 30 years in the areas of environmental and energy law and a wide range of other governmental and regulatory fields, as well as finance, intellectual property, general commercial litigation, and strategic planning and risk avoidance. His work focuses on emerging companies in the renewable energy and cleantech industries where he identifies and evaluates early-stage companies seeking to go public, strategic acquisition targets, strategic partnership opportunities, and other investment opportunities in the energy sector. Greg’s experience also covers federal and state energy and environmental regulatory programs, as well as the various governmental incentive programs relating to the energy and utility industries. Greg has been of counsel to the law firm Cooksey Toolen Gage Duffy Woog since 2017 and prior to that has been engaged in the private practice of law since 1989. In 2010, Greg co-founded Sustain SoCal (formerly, CleanTech OC), the clean technology trade association for Orange County, California and served as its President and Chief Executive Officer from 2010 to 2015. In additions, Greg is a frequent speaker at cleantech industry conferences. Greg is a past member of the Board of Directors of OCTANe (https://octaneoc.org), the fundraising and networking organization for Orange County’s technology industries. Also, since 2015, he has been an officer and director of GST Factoring, Inc. (“GST”), a company formerly engaged in electronic payment processing services to law firms that represented student loan debtors. Greg earned a Bachelor of Arts in Political Science and Economics from the University of Kansas and a Juris Doctor from University of Kansas School of Law.

26

Family Relationships

None.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees or control persons has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years except as follows:

In August 2020, in connection with an action by the Bureau of Consumer Financial Protection (the “Bureau”) against GST, Mr. Trimarche and others, Mr. Trimarche consented to a permanent restraining order and ban on his participation in the debt-relief business, a ban on telemarketing consumer financial products or services, collecting payments from and providing assistance for consumers, use of consumer information, pay a $25,000 fine and cooperate with the Bureau in connection with its investigation and litigation related to this matter (the “Final Judgment”). Mr. Trimarche denied any wrong doing in this lawsuit and consented to the Financial Judgment to avoid the substantial costs involved in protracted litigation.

Officer and Board Qualifications

Our officers and board of directors are well qualified as leaders. In their prior positions they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Our officers and directors also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.

Number and Terms of Office of Officers and Directors

Our board of directors is comprised of three directors. Each director is elected at our annual meeting of stockholders and holds office for one year, or until his successor is elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a President, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Committees of our Board of Directors

Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our board of directors.

The board does not have standing audit, compensation or nominating committees. The board does not believe these committees are necessary based on the size of our company, the current levels of compensation to our corporate officers and the ownership by our executive officers and directors which gives them control over all matters submitted to a vote of our stockholders. The board will consider establishing audit, compensation and nominating committees and the appointment of independent directors at the appropriate time.

The entire board of directors participates in the consideration of compensation issues and of director nominees. Candidates for director nominees are reviewed in the context of the current composition of the board and our operating requirements and the long-term interests of its stockholders. In conducting this assessment, the board of directors considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the board and our company, to maintain a balance of knowledge, experience and capability.

The board’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, will involve compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates.

Board Qualifications

We believe that each of the members of our board of directors has the experience, qualifications, attributes and skills that make him suitable to serve as our director, in light of the nature of our operations. See above under the heading “Management” for a description of the education and experience of each director.

Mr. Tran’s specific qualifications, experience, skills and expertise include:

●	Core business skills, including financial and strategic planning;
●	Finance expertise; and
●	Operating and management experience.

27

Mr. Trimarche specific qualifications, experience, skills and expertise include:

●	Core business skills, including financial and strategic planning; and
●	Legal and business acquisition experience.

Mr. Brilon’s specific qualifications, experience, skills and expertise include:

●	Core business skills, including financial and strategic planning;
●	Finance and financial reporting expertise; and
●	Operating and management experience.

We believe these qualifications bring a broad set of complementary experience to our board of directors’ discharge of its responsibilities.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The board oversees management of financial risks; and regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The board regularly reviews plans, results and potential risks related to our business. The board is also expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the SEC. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto filed electronically with the SEC during the fiscal year ended December 31, 2022, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements during the fiscal year ended December 31, 2022 except as follows: Benjamin Tran filed a late Form 3 and one Form 4, Gregory Trimarche filed a late Form 3, Calvin Cao file a late Form 3 and one Form 4, Michael Cao filed a late Form 3 and one Form 4 and Robert Brilon filed a late Form 3 and one late Form 4.

Code of Ethics

We have adopted a code of ethics that applies to our directors, principal executive officers, principal financial officers, principal accounting officer or controller, and persons performing similar functions. The Code of Ethics for Directors and Executive Officers can be found on our website at https://bitech.tech/investors-relations. Further, we undertake to provide by mail to any person without charge, upon request, a copy of such code of ethics if we receive the request in writing by mail to: Bitech Technologies Corporation, 895 Dove Street, Suite 300, Newport Beach, CA 92660.

Audit Committee

We maintain a separately-designated standing audit committee. The Audit Committee currently consists of Robert Brilon and Greg Trimarche. Although the Charter of the Audit Committee provides for a majority of the Audit Committee to be independent, presently only Mr. Trimarche is independent.

Mr. Brilon is the Chairman of the Audit Committee, and the board of directors has determined that he is an audit committee financial expert as defined in Item 5(d)(5) of Regulation S-K. The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements on behalf of the board of directors. The Audit Committee meets privately with our management and with our independent registered public accounting firm and evaluates the responses by our management both to the facts presented and to the judgments made by our outside independent registered public accounting firm.

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ITEM 11. EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two fiscal years for:

●	our principal executive officer or other individual acting in a similar capacity during the fiscal year ended December 31, 2022,
●	our two most highly compensated executive officers, other than our principal executive officers, who were serving as executive officers at December 31, 2021, and
●	up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at December 31, 2021.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

2022 Summary Executive Compensation Table

Name and Principal Position		Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Benjamin Tran.	2022	86,000	-	-	-	-	-	-	-	86,000-
CEO, President and Director	2021		-	-	-	-	-	-	-	-

Robert J Brilon	2022	16,500		-	(1)	-	-	-	-	16,500
CFO and Director	2021		-	-	-	-	-	-	-	-

Employment Agreements

During fiscal 2023, Mr. Tran will be paid a salary by the Company in the amount of $11,000 per month and Mr. Brilon will be paid a consulting fee at the approximate rate of $4,500 per quarter depending on the amount of time he devotes to providing services on behalf of the Company. There is no written agreement to pay Mr. Tran this compensation.

On April 19, 2022, the Company and Mr. Brilon entered into an Independent Contractor Agreement whereby Mr. Brilon (the “Independent Contractor Agreement”) agreed to serve as the Chief Financial Officer of the Company and shall have such duties and authorities consistent with such position as are customary for the position of chief financial officer of a company of the size and nature of the Company, and such other duties and authorities as shall be reasonably determined from time to time by the Board of Directors of the Company consistent with such position and to serve as an officer of any subsidiary of the Company as may be reasonably requested from time to time by the Board of Directors. In addition, Mr. Brilon agreed to serve as a member of the Company’s Board of Directors. The Independent Contractor Agreement may be terminated by either party on 15 days prior written notice without cause or five days after written notice in the event of a breach of the agreement by either party.

Mr. Brilon also signed a Proprietary Information and Inventions Agreement whereby he agreed that any proprietary information developed during the term of his service will be owned by the Company and that such information will be held in strict confidence and not disclosed to anyone outside the Company. In addition, Mr. Brilon agreed to, during the term of his service to the Company, refrain from engaging in or assisting anyone from engaging in any activity that is competitive with or similar to the business or proposed business of the Company and from soliciting any employees or consultants to the Company during the term of his engagement and thereafter for a period of one year from leaving or terminating their engagement with the Company.

As Compensation for Mr. Brilon’s service to the Company, the Company awarded him 4,635,720 shares of Common Stock which vest 25% on each April 18 commencing on April 18, 2023 so long as Mr. Brilon is providing services to the Company or one of its subsidiaries. The value of these awards will be recorded in the year vested.

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Outstanding Equity Awards at Fiscal Year End

As of December 31, 2022, Robert J. Brilon has 4,635,720 shares of restricted common stock awards which vest 25% on April 13, 2023, 25% on April 13, 2024, 25% on April 13, 2025 and 25% on April 13, 2026 only if Mr. Brilon is still providing services to the Company at the time of vesting.

Compensation of Directors

The following table sets forth all compensation paid to or earned by each of our directors during fiscal year 2022, except for compensation with respect to Messrs. Tran and Brilon. Information with respect to the compensation of these directors is included above in the “Summary Compensation Table.” As our executive officers, none of these directors (other than as described above) received any compensation for service as a director during fiscal year 2022.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Greg Trimarche Director(3)	—	—	(3)	—	—	—	—
Michael Cao Former Director (4)	30,000	—	—	—	—	—	—

Notes:

(1)	Director cash compensation during the fiscal year ended December 31, 2022.

(2)	The amounts reported in the Stock Awards and the Option Awards columns reflect aggregate grant date fair value computed in accordance with ASC Topic 718, Compensation—Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the named executive officer. Assumptions used in the calculation of these amounts are included in Note [__] to our audited consolidated financial statements for the fiscal year ended December 31, 2022, which are included elsewhere in this Annual Report.

(3)

Greg Trimarche. On December 21, 2022, the Company and Mr. Trimarche entered into an Independent Contractor Agreement (the “Independent Contractor Agreement”) whereby Mr. Trimarche agreed to serve as a member of the Company’s board of directors. The Independent Contractor Agreement may be terminated by either party on 15 days prior written notice without cause or five days after written notice in the event of a breach of the agreement by either party.

As Compensation for Mr. Trimarche’s service to the Company as a director, the Company awarded him an option to purchase 5,000,000 shares of the Company’s Common Stock (the “Option Shares”) at an exercise price of $0.07 per share (the “Stock Option”). The Stock Option vests as to 25% of the Option Shares on each December 21, beginning December 21, 2023, so long as Mr. Trimarche is providing services to the Company or one of its subsidiaries; provided, however, the vesting is subject to acceleration such that if Mr. Trimarche is terminated from his role without cause (as defined in the Stock Option) the number of shares subject to the Stock Option in the year of termination shall vest plus the number of shares that would have vested in the following year. In the event Mr. Trimarche’s service as a member of the Board is terminated with cause, the number of shares subject to the Stock Option in the year of termination shall vest. The value of the option awards will be recorded in the year that they vest.

(4)	Resigned as a director on December 15, 2022.

Compensation Policies and Practices as they Relate to Risk Management

We attempt to make our compensation programs discretionary, balanced and focused on the long term. We believe goals and objectives of our compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Our approach to compensation practices and policies applicable to employees and consultants is consistent with that followed for its executives. Based on these factors, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

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ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information, as of December 31, 2022, concerning, except as indicated by the footnotes below, (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentage ownership is based on 515,505,770 shares of common stock outstanding at December 31, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 31, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, stock options and warrants referenced in the footnotes below are currently fully vested and exercisable.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent of Class
Benjamin B. Tran (1)	148,435,031	(2)	28.8%
Robert J. Brilon (1)	5,923,414	(3)	1.1%
Gregory D. Trimarche (1)		(4)	0%
All directors and named executive officers as a group (3 persons)	154,358,445		29.95%
5% Shareholders	154,349,445		29.9%
Michael H. Cao (6)	180,277,121	(5)	35.0%
SuperGreen Energy Corporation (7)	51,507,749		10%
Total 5% Shareholders	231,784,870		45%

(1)	The named individual is one of our executive officers or directors. His address is c/o Bitech Technologies Corporation, 895 Dove Street, Suite 300, Newport Beach, California 92660.

(2)

Includes the following: (i) 51,507,749 shares of common stock held directly, (ii) 51,507,749 shares held by Mr. Tran’s spouse and (iii) 45,419,533 shares owned by United System Capital LLC (“USC”), over which Mr. Tran has voting control and therefore may be deemed to have indirect beneficial ownership of all or a portion of the securities owned directly by USC. Mr. Tran disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(3)	Includes the following: (i) 1,287,694 shares of common stock and (ii) 4,635,720 shares of restricted common stock which vest 25% on April 13, 2023, 25% on April 13, 2024, 25% on April 13, 2025 and 25% on April 13, 2026 only if Mr. Brilon is still providing services to the Company at the time of vesting.

(4)	On December 21, 2022 we granted a nonstatustory stock option to Mr. Trimarche as a newly appointed Director to purchase restricted common stock at exercise price of 0.07 per share to vest 20% on December 21, 2023, 20% on December 21, 2024, 20% on December 21, 2025, 20% on December 21, 2026 and 20% on December 21, 2027 only if Mr. Trimarche is still providing services to the Company at the time of vesting.

(5)

Includes the following: (i) 51,507,749 shares of common stock held by Michael Cao’s spouse and (ii) 128,769,372 shares owned by B&B Investment Holding LLC (“B&B”), over which Michael Cao has voting control and therefore may be deemed to have indirect beneficial ownership of all or a portion of the securities owned directly by B&B. Mr. Cao disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(6)	On December 15, 2022 resigned as a member of the Board of Directors.

(7)

Effective February 20, 2023 SuperGreen Energy Corporation agreed to cancel the 51,507,749 shares of our common stock it owns pursuant to the C. Cao Settlement Agreement entered into in connection with the settlement of the Cao Lawsuit as to SuperGreen and Calvin Cao.

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Securities Authorized for Issuance under Equity Compensation Plans

None.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; AND DIRECTOR INDEPENDENCE

Related Party Transactions

A related party transaction includes any transaction or proposed transaction in which:

●	we are or will be a participant;

●	the aggregate amount involved exceeds $120,000 in any fiscal year; and

●	any related party has or will have a direct or indirect material interest.

Related parties include any person who is or was (since the beginning of the last fiscal year, even if such person does not presently serve in that role) our executive officer or director, any shareholder owning more than 5% of any class of our voting securities or an immediate family member of any such person.

Any potential related party transaction that requires approval will be reviewed and overseen by our board of directors, and the board of directors will consider such factors as it deems appropriate to determine whether to approve, ratify or disapprove the related party transaction. The board of directors may approve the related party transaction only if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of us and our shareholders.

The following agreements were entered into in connection with the acquisition of Bitech Mining:

Agreements involving Peter L. Dalrymple. On March 31, 2022, the Company, Quad and Peter L. Dalrymple (“Dalrymple”), a former director of the Company, entered into the MSA, Note Amendment and Security Agreement Amendment. See “Item 1 - Business – Acquisition of Bitech Mining Corporation.”

Disposition of Quad Video Assets. On June 30, 2022, we completed the sale of the Quad Video Assets pursuant to the terms of the Quad Video APA and the sale of certain accounts receivables related to our former spine pain management business pursuant to the terms of the SPIN Accounts Receivable APA. See “Item 1 - Business – Disposition of Quad Video Assets.”

Director Independence

We currently have one independent director on our board, Gregory D. Trimarche. The definition of “independent” used herein is arbitrarily based on the independence standards of The NASDAQ Stock Market LLC. The board performed a review to determine the independence of Gregory D. Trimarche and made a subjective determination as to each of these directors that no transactions, relationships or arrangements exist that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company. In making these determinations, the board reviewed information provided by these directors with regard to each individual’s business and personal activities as they may relate to us and our management.

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ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the fees paid or accrued by us for the audit and other services provided or to be provided by our principal independent accountants during the years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees(1)	$34,500	$54,000
Audit Related Fees(2)	-	-
Tax Fees(3)	-	-
Total Fees	$34,500	$54,000

(1)	Audit Fees: This category represents the aggregate fees billed for professional services rendered by the principal independent accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years.

(2)	Audit Related Fees: This category consists of the aggregate fees billed for assurance and related services by the principal independent accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees: This category consists of the aggregate fees billed for professional services rendered by the principal independent accountant for tax compliance, tax advice, and tax planning.

Pre-Approval of Audit and Non-Audit Services

All above audit services, audit-related services and tax services, for the fiscal years ended December 31, 2022 and 2021, were pre-approved by our Audit Committee, which concluded that the provision of such services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of all services performed by the outside auditors.

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PART IV

ITEM 15. EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation dated March 4, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

3.2	Amended Articles of Incorporation dated April 23, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

3.3	Amended Articles of Incorporation dated January 4, 2002. (Incorporated by reference from Form 10KSB filed with the SEC on May 21, 2003.)

3.4	Amended Articles of Incorporation dated December 19, 2003. (Incorporated by reference from Form 10-KSB filed with the SEC on May 20, 2004.)

3.5	Amended Articles of Incorporation dated November 4, 2004. (Incorporated by reference from Form 10-KSB filed with the SEC on April 15, 2005)

3.6	Amended Articles of Incorporation dated September 7, 2005. (Incorporated by reference from Form 10-QSB filed with the SEC on November 16, 2005)

3.7	Certificate of Amendment to Certificate of Incorporation dated September 30, 2015. (Incorporated by reference from Form 8-K filed with the SEC on October 7, 2015.)

3.8	Certificate of Amendment to Certificate of Incorporation dated January 20, 2021 (Incorporated by reference to Exhibit 3.8 to the Company’s Form 10-K filed with the SEC on March 26, 2021.)

3.9	Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock dated March 31, 2022 (Incorporated by reference to Exhibit 3.9 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

3.10	Certificate of Amendment to Certificate of Incorporation, as amended, dated April 28, 2022 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 2, 2022).

3.11	By-Laws dated April 23, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

10.1	Secured Promissory Note with Peter Dalrymple, dated August 31, 2020 (Incorporated by reference from Form 8-K filed with the SEC on September 2, 2020)

10.2	Security Agreement with Peter Dalrymple, dated August 31, 2020 (Incorporated by reference from Form 8-K filed with the SEC on September 2, 2020)

10.3	Letter agreement with Peter Dalrymple, dated October 28, 2021 (Incorporated by reference from Form 8-K filed with the SEC on November 2, 2021)

10.4	Amendment to Secured Promissory Note with Peter Dalrymple, dated October 29, 2021 (Incorporated by reference from Form 8-K filed with the SEC on November 2, 2021)

34

10.5	Share Exchange Agreement among Spine Injury Solutions, Inc., Bitech Mining Corporation, its shareholders and Benjamin Tran as Stockholders’ Representative dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.6	Management Services Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.7	Amendment to Secured Promissory Note Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.8	Amendment to Security Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.9 †	Form of Independent Contractor Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2022).

10.10 †	Form of Proprietary Information and Inventions Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2022).

10.11†	Form of Restricted Stock Agreement (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2022).

10.12	Asset Purchase Agreement entered into among Quad Video Halo, Inc., Quad Video Holdings Corporation and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.13^	Asset Purchase Agreement entered into among Bitech Technologies Corporation, SPIN Collections LLC and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.14	Secured Promissory Note and Security Agreement Cancellation Agreement entered into among Bitech Technologies Corporation, Quad Video Halo, Inc., Quad Video Holdings Corporation and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.15	Patent & Technology Exclusive and Non Exclusive License Agreement entered into between SuperGreen Energy Corp. and Bitech Mining Corporation dated January 15, 2021 (incorporated by reference to Exhibit 10.15 of the Company’s Form S-1 filed on August 15, 2022).

10.16	Amendment of Patent & Technology Exclusive License Agreement entered into between SuperGreen Energy Corp. and Bitech Mining Corporation dated October 25, 2021 (incorporated by reference to Exhibit 10.16 of the Company’s Form S-1 filed on August 15, 2022).

10.17	Consent to Sublicense Agreement and Amendment to Patent & Technology Exclusive and Non Exclusive License Agreement entered into between SuperGreen Energy Corp., Bitech Mining Corporation and Calvin Cao dated as of March 27, 2022 (incorporated by reference to Exhibit 10.17 of the Company’s Form S-1 filed on August 15, 2022).

10.18	Confidential Settlement, Mutual Release, and Share Transfer Agreement between the Company, Bitech Mining Corporation, Calvin Cao and SuperGreen Energy Corporation dated as of February 20, 2023 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on February 24, 2023).

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21.1*	Subsidiaries.

31.1*	Certification of principal executive officer required by Rule 13a – 14(1) or Rule 15d – 14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of principal financial officer required by Rule 13a – 14(1) or Rule 15d – 14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of principal executive officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and Section 1350 of 18 U.S.C. 63.

32.2*	Certification of principal financial officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and Section 1350 of 18 U.S.C. 63.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	XBRL Taxonomy Extension Definitions Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

*	Filed or furnished herewith.
^	Certain confidential information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
†	Includes management contracts and compensation plans and arrangements.

ITEM 16. FORM 10-K SUMMARY

None.

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SIGNATURES

In accordance with the requirements of Section 13 of 15(d) of the Exchange Act, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 31, 2023.

Bitech Technologies Corporation

/s/ Benjamin B. Tran
By:	Benjamin B. Tran
Chief Executive Officer

Pursuant to the requirements of the Exchange Act, this report has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Benjamin B. Tran		March 31, 2023
Benjamin B. Tran	Chief Executive Officer (Principal Executive Officer), President and Director

/s/ Robert J. Brilon		March 31, 2023
Robert J. Brilon	Chief Financial Officer (Principal Financial and Accounting Officer) and Director

/s/ Gregory D. Trimarche		March 31, 2023
Gregory D. Trimarche	Director

37

Exhibit 21.1

Subsidiaries of the Registrant

Name	State of Organization
Bitech Mining Corporation	Wyoming

Exhibit 31.1

CERTIFICATION PURSUANT TO SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002

I, Benjamin B. Tran, Chief Executive Officer of Bitech Technologies Corporation, certify that:

1. I have reviewed this annual report on Form 10-K of Bitech Technologies Corporation for the year ended December 31, 2022;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 (e) and 15d- 15 (e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures, and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this annual report based on such evaluation; and

d) Disclosed in this annual report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over the financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ Benjamin B. Tran
Benjamin B. Tran
Chief Executive Officer (Principal Executive Officer)

Date: March 31, 2023

Exhibit 31.2

CERTIFICATION PURSUANT TO SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002

I, Robert J. Brilon, Chief Financial Officer of Bitech Technologies Corporation, certify that:

1. I have reviewed this annual report on Form 10-K of Bitech Technologies Corporation for the year ended December 31, 2022;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 (e) and 15d- 15 (e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures, and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this annual report based on such evaluation; and

d) Disclosed in this annual report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over the financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ Robert J. Brilon
Robert J. Brilon,
Chief Financial Officer (Principal Financial Officer)

Date: March 31, 2023

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Benjamin B. Tran, Chief Executive Officer, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Bitech Technologies Corporation for the fiscal year ended December 31, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Bitech Technologies Corporation.

/s/ Benjamin B. Tran
Benjamin B. Tran
Chief Executive Officer (Principal Executive Officer)

Date: March 31, 2023

The foregoing certification is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is not to be incorporated by reference into any filing of Bitech Technologies Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Robert J. Brilon, Chief Financial Officer, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Bitech Technologies Corporation for the fiscal year ended December 31, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Bitech Technologies Corporation.

/s/ Robert J Brilon
Robert J. Brilon,
Chief Financial Officer (Principal Financial Officer)

Date: March 31, 2023

The foregoing certification is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is not to be incorporated by reference into any filing of Bitech Technologies Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2023

BITECH TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

895 Dove Street, Suite 300

Newport Beach, CA 92660

(Address of principal executive offices)

(Registrant’s telephone number, including area code: (855) 777-0888

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

Effective February 20, 2023, Bitech Technologies Corporation together with its wholly owned subsidiary Bitech Mining Corporation (collectively, the “Company”) entered into a Confidential Settlement, Mutual Release, and Share Transfer Agreement (the “C. Cao Settlement Agreement”) with Calvin Cao (“C. Cao”) and SuperGreen Energy Corporation (“SuperGreen,” together with C. Cao, the “C. Cao Parties”). The C. Cao Settlement Agreement settles as to the C. Cao Parties, the Company’s lawsuit as disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 3, 2023 (the “Cao Lawsuit”). Pursuant to the C. Cao Settlement Agreement, the C. Cao Parties terminated the Patent & Technology Exclusive and Non-Exclusive License Agreement between Bitech Mining Corporation and SuperGreen dated January 15, 2021 as amended on January 15, 2021 and on March 26, 2022 (the “License Agreement”) and SuperGreen canceled 51,507,749 shares of the Company’s common stock, par value $0.001 per share issued by the Company to SuperGreen pursuant to the License Agreement. In addition, the parties to the Settlement Agreement agreed to a mutual general release of liabilities against each other, refrain from making any disparaging remarks about each other and the Company’s filing a dismissal with prejudice of the Cao Lawsuit as to the C. Cao Parties. The Settlement Agreement also contains additional covenants, representations and warranties that are customary of litigation settlement agreements. The Company intends to continue to pursue the Cao Lawsuit as to the remaining defendants in that case, namely Michael Cao, B&B Investment Holding, LLC and Linh Dao.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement which is attached to this Form 8-K as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Current Report:

Exhibit No.	Description
10.1	Confidential Settlement, Mutual Release, and Share Transfer Agreement between the Company, Bitech Mining Corporation, Calvin Cao and SuperGreen Energy Corporation dated as of February 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BITECH TECHNOLOGIES CORPORATION

Dated: February 24, 2023	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer

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Exhibit 10.1

CONFIDENTIAL SETTLEMENT, MUTUAL RELEASE, AND SHARE TRANSFER AGREEMENT

This Confidential Settlement, Mutual Release, and Share Transfer Agreement (“Settlement Agreement”) is between Bitech Technologies Corporation, a Delaware corporation (“Bitech Tech”) and Bitech Mining Corporation, a Wyoming corporation (“Bitech Mining”, together with Bitech Tech, “Bitech”) on the one hand; with Calvin Cao (“C. Cao”) and SuperGreen Energy Corporation, a Nevada corporation (“SuperGreen”) on the other hand. This Settlement Agreement is effective as of February [ 20], 2023 (the “Effective Date”). The foregoing individuals and entities are collectively referred to in this Settlement Agreement as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, on January 15, 2021, Bitech Mining entered into a Patent & Technology Exclusive and Non-Exclusive License Agreement with SuperGreen which was amended on January 15, 2021 and on March 26, 2022 (collectively, the “License Agreement”).

WHEREAS, on December 28, 2022, Bitech terminated the License Agreement and C. Cao’s consulting services arrangement with Bitech in all capacities;

WHEREAS, on February 2, 2023, Bitech filed a complaint in the United States District Court for the Central District of California against Michael Cao, Calvin Cao, SuperGreen Energy Corporation, B & B Investment Holding, LLC, and Linh Dao (Case No. 8:23-cv-00209) (the “Complaint”);

WHEREAS, as of the time of signing this Agreement, SuperGreen owns and holds 51,507,749 shares of the common stock, par value $0.001 per share of Bitech Tech (the “Shares”);

WHEREAS, after discussion, the Parties now wish to resolve this matter as described in the Settlement Agreement;

WHEREAS, the Parties agree that SuperGreen shall cancel the Shares as stated in this Settlement Agreement;

WHEREAS, the Parties agree that C. Cao and SuperGreen shall refrain from disparaging Bitech and return all company property;

WHEREAS, the Parties agree that entering this Settlement Agreement releases all claims between the Parties that are unrelated to the enforcement of this Settlement Agreement;

NOW THEREFORE, the Parties intending to be legally bound, and in consideration of the covenants and agreements herein set forth, and other good and valuable consideration as herein set forth, mutually agree as follows:

AGREEMENT

1.	Consideration. In consideration for the Parties’ execution of this Settlement Agreement and in exchange for the promises set forth herein, the Parties agree to the following (hereinafter referred to as the “Consideration”):

a.	Termination of License Agreement. SuperGreen and Bitech Mining hereby agree that the License Agreement is terminated in all respects as of the Effective Date and that SuperGreen has not assigned any of its rights or obligations under the License Agreement to any person or entity.

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b.	SuperGreen’s Cancellation of the Shares. SuperGreen hereby agrees that Bitech Tech is authorized to cancel the Shares. Concurrently with the execution of this Settlement Agreement, C. Cao and SuperGreen shall sign and deliver to Bitech the Stock Power and Stock Cancellation Request in the forms attached hereto as composite Exhibit A and Exhibit B respectively.

SuperGreen represents that it is the sole record and beneficial owner of the Shares, has good and marketable title to the Shares, free and clear of all Encumbrances (hereafter defined), other than applicable restrictions under applicable securities laws, and has full legal right and power to sell, transfer and deliver the Shares to Bitech Tech in accordance with this Settlement Agreement. “Encumbrances” means any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the execution and delivery of this Settlement Agreement, Bitech Tech will receive good and marketable title to the Shares, free and clear of all Encumbrances, other than restrictions imposed pursuant to any applicable securities laws and regulations. There are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares.

c.	Mutual Non-Disparagement. C. Cao and SuperGreen shall not make any disparaging remarks, or any remarks pertaining to Bitech, or Bitech’s directors, representatives, officers, employees, subsidiaries, or affiliates. C. Cao and SuperGreen acknowledge that Bitech is a publicly traded company and is especially vulnerable to negative public perception. C. Cao and SuperGreen shall not participate in any action that may cause harm to Bitech’s reputation, goodwill, or public perception. C. Cao and SuperGreen shall treat Bitech’s trade secrets as confidential and shall not compete with Bitech using information learned by virtue of their close prior relationship with Bitech.

Bitech shall not make any disparaging remarks pertaining to C. Cao and SuperGreen or SuperGreen’s directors, representatives, officers, employees, subsidiaries, or affiliates. This non-disparagement shall not apply to Michael Cao. Bitech’s remarks in Court and Bitech’s remarks in disclosures required by law or regulation shall not be deemed disparaging. To the extent that Bitech must remark on C. Cao or SuperGreen to any regulatory agency under the law, including but not limited to the Securities Exchange Commission, Bitech may do so without being in breach of the Settlement Agreement. Bitech shall not participate in any business action intended to cause harm to SuperGreen’s reputation or goodwill. Bitech shall treat C. Cao and SuperGreen’s trade secrets as confidential and shall not compete with SuperGreen using information learned by virtue of their close prior relationship with SuperGreen. Nothing in this Settlement Agreement shall be construed to limit Bitech from litigating its Complaint against parties other than C. Cao or SuperGreen. Nothing in this Settlement Agreement shall be interpreted to limit Bitech from making remarks, disparaging or otherwise, pertaining to C. Cao or SuperGreen made in the course of litigating the Complaint or any other legal action.

d.	Return of Company Property. Within seven (7) days from the Effective Date and all attached exhibits thereto, C. Cao and SuperGreen shall return all Bitech company property in their possession including but not limited to: Ethereum Mining Ridge and Enphase Battery System. For identification purposes, Bitech bought these two items for Bitech to use at C. Cao’s request.

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e.	Dismissal with Prejudice of the Underlying Case. Within seven (7) days from the Effective Date and all attached exhibits thereto, Bitech shall file a Notice of Dismissal with prejudice of the Complaint as to Calvin Cao and SuperGreen, only. To avoid any confusion, Bitech shall continue prosecuting its claims in the Complaint against the remaining parties identified in the Complaint. Notwithstanding the dismissal with prejudice, the Court will retain jurisdiction to enforce the terms of this Settlement Agreement.

2.	Responsibility for Tax Obligations. C. Cao and SuperGreen understand and agree that they are solely responsible for their own tax obligations, including all reporting and payment obligations, that may arise as a consequence of this Settlement Agreement and cancellation of the Shares. C. Cao and SuperGreen agree to indemnify and hold harmless Bitech and any person or entity affiliated with Bitech from any tax liability or penalties that may arise from the cancellation of the Shares. C. Cao and SuperGreen further acknowledge that neither Bitech nor any of its representatives or attorneys, has made any promise, representation or warranty, express or implied, regarding the tax consequences of this Settlement Agreement. C. Cao and SuperGreen further acknowledge that Bitech has no obligation to indemnify or defend them in any tax proceedings or from any tax consequences that could result from the cancellation of the Shares in accordance with this Settlement Agreement.

3.	Cooperation. The Parties agree to extend all necessary cooperation as may be required to give effect to this Settlement Agreement and agree to execute all such documents, acts, and things as they may be required under applicable law and as may be necessary, in each case within the time periods as may be reasonably requested by the Party making such request. In addition, C. Cao agrees to testify for, appear on behalf of, or otherwise assist in any way Bitech in pursuing its claims as set forth in the Complaint against any of the remaining defendants identified in the Complaint or in any other action or proceeding related to the claims set forth in the Complaint.

4.	Mutual Release. Each of the Parties and its officers, directors, employees, managers, members, subsidiaries of its parent, and any of their predecessors, successors or assigns, hereby releases each of the other Parties and its officers, directors, employees, managers, members, parents, subsidiaries of its parent, and any of their predecessors, successors or assigns from any and all claims, causes of action, charges, damages, fees or costs that were asserted or could have been asserted in the Complaint, arising from the facts and circumstances set forth in the Complaint and/or arising from the License Agreement. In the avoidance of doubt, Bitech does not release any named defendant in the Complaint other than Calvin Cao and SuperGreen.

Additionally, Calvin Cao releases all claims arising from his employment with Bitech or Bitech’s predecessors including, but not limited to, claims for breach of any implied or express contract or covenant; claims for promissory estoppel; claims of entitlement to any pay, including commissions; claims of wrongful denial of insurance and employee benefits; claims for wrongful termination, retaliatory discharge or public policy violations of whatever kind or nature, defamation, invasion of privacy, fraud, misrepresentation, emotional distress or other common law or tort matters; claims of harassment, retaliation or discrimination based on age, race, color, religion, sex, sexual orientation, national origin, ancestry, physical or mental disability, medical condition, marital status; claims under the California Labor Code, Government, Business and Professions, and Health and Safety Codes; claims based upon the California Constitution; claims based on any federal, state or other governmental statute, regulation or ordinance, including, without limitation, the California Confidentiality of Medical Information Act, the California Fair Employment & Housing Act, the California Unfair Business Practice Act, California Wage Orders, the California Labor Code, the California Family Rights Act, Title VII of the Civil Rights Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the Labor Management Relations Act, and the Family Medical Leave Act, all as amended. This release is not intended to operate as, nor shall be construed as, a release or waiver of any rights and/or claims that cannot be released or waived as a matter of law.

3

Notwithstanding the foregoing and in the avoidance of doubt, the Parties do not release any claims or obligations arising from this Settlement Agreement. To avoid any confusion, Bitech shall continue prosecuting its claims in the Complaint against the remaining parties named in the Complaint.

5.	Waiver of California Civil Code Section 1542. The Parties acknowledge that they are familiar with the provisions of Section 1542 of the California Civil Code, which states:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Being aware of said Code section, the Parties expressly waive and relinquish any rights or benefits they may have under Section 1542, to the extent applicable, as well as under any other statutes or common law principles, whether in the United States or elsewhere, of similar effect. Notwithstanding the foregoing and in the avoidance of doubt, the Parties do not release any claims or obligations arising from this Settlement Agreement.

Confidentiality. The Parties agree that they will not disclose any of the terms and provisions of this Settlement Agreement to any third party, and that they will take all reasonable measures to protect and preserve the confidentiality of this Settlement Agreement unless such disclosure is required by law or for litigation and the disclosure is made subject to an appropriate protective order to maintain the confidentiality of such documents and their contents. Nothing in this Section shall be construed to prevent the Parties from making necessary disclosures in compliance with securities regulations. To the extent that Bitech must report any given terms of the Settlement Agreement to any regulatory agency under the law, including but not limited to the Securities Exchange Commission, Bitech may do so without being in breach of the Settlement Agreement. Bitech Tech is subject to informational filing requirements of the U.S. Securities Exchange Act of 1934, as amended, and its rules and regulations. This means that Bitech Tech files reports and other information with the U.S. Securities and Exchange Commission (the “SEC Reports”). The SEC maintains a Web site that contains the reports and other information that Bitech Tech files electronically with the SEC and the address of that website is http://www.sec.gov. Nothing in this Section shall be construed to prevent the Parties from disclosing solely that: “a settlement was entered into.”

6.	Compromise and Settlement. The Parties acknowledge that this Settlement Agreement is a result of a compromise and settlement of certain disputed claims, and shall not be considered an admission of liability, fault, or responsibility on the part of either Party, provided, however, the factual allegations set forth in the Complaint are true and correct in all material respects.

7.

Entire Agreement. This Settlement Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and there are no inducements, representations, warranties, or understanding that do not appear within the terms and provisions of this Settlement Agreement.

4

8.	Amendments and Waivers. This Settlement Agreement may not be modified or amended except by an instruction in writing, signed by all Parties. No failure to exercise, and no delay in exercising any right, remedy, or power under this Settlement Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Settlement Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy or power provided herein or by law or in equity.

9.	Attorneys’ Fees. In the event of a breach of this Settlement Agreement, the prevailing party seeking to enforce their rights under this Settlement Agreement shall be entitled to all its actual attorneys’ fees and costs incurred in connection with enforcing this Settlement Agreement.

10.	Headings. The headings used in this Settlement Agreement have been inserted for convenience of reference only and do not define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Settlement Agreement nor in any way affect this Settlement Agreement.

11.	Severability. If for any reason any provision of this Settlement Agreement is determined to be invalid or unenforceable, the remaining provisions of this Settlement Agreement nevertheless shall be construed, performed and enforced as if the invalidated or unenforceable provisions had not been included in the text of the Settlement Agreement.

12.	Construction. The language of this Settlement Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the Parties. Each Party has cooperated in the drafting and negotiation of this Settlement Agreement. Any construction of this Settlement Agreement, any ambiguity or inconsistency contained herein shall not be construed against any Party.

13.	Governing Law/Forum. This Settlement Agreement shall be governed by and construed under the laws of the State of California. Any action or proceeding relating to this Settlement Agreement, whether framed in contract, tort or otherwise, shall be brought exclusively in the United States District Court, Central District of California (the “Court”), which shall be the exclusive forum for resolving any disputes related to or arising out of this Settlement Agreement, its formation, execution, or enforcement. The Parties irrevocably submit to the jurisdiction of the Court in connection with any claims related to the Settlement Agreement.

14.	Assignment. Neither this Settlement Agreement nor any of the rights, interests, or obligations thereunder shall be assigned by any of the Parties, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Party, and any attempt to make such assignment without such consent shall be null and void. This Settlement Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

15.	Admissibility of Agreement. The Parties agree that this Agreement is admissible for the purposes of proving up and or enforcing the terms of the Parties’ Agreement, as set forth herein, pursuant to California Evidence Code Section 1123 and California Civil Code Section 664.6.

16.	Counterparts. This Settlement Agreement may be executed in counterparts, each of which shall be deemed an original. This Settlement Agreement shall be effective when counterparts have been signed by all Parties and received by all Parties. True and correct facsimile and/or emailed copies of signed counterparts may be used in place of the originals for any purpose.

5

17.	Advice of Counsel. With respect to this Settlement Agreement, Kimura London & White LLP has served as counsel solely and exclusively to Bitech and has not served as counsel to any of the other Parties hereto. Each Party to this Agreement represents and warrants to each other party that such Party has read and fully understands the terms and provisions hereof, has had an opportunity to review this Settlement Agreement with legal counsel, and has executed this Settlement Agreement based upon such Party’s own judgment and advice of independent legal counsel. The Parties acknowledge that they have each been advised by their own independently selected counsel in connection with this Settlement Agreement, and they enter into this Settlement Agreement solely on the basis of that advise and on the basis of their own independent investigation of all the facts, laws, and circumstances material to this Settlement Agreement.

18.	Notice. Any notification, payment or other communications required under this Settlement Agreement shall be sent to the Parties as follows:

lf to Bitech:	Benjamin Tran, CEO Bitech Technologies Corp. 895 Dove Street, Suite 300 Newport Beach, CA 92660 ben@bitech.tech

With copies to:	Darrell P. White Kimura London & White LLP 3 Park Plaza, Suite 1520 lrvine, CA 92614 dwhite@klw-law.com

lf to C. Cao and/or SuperGreen:	Calvin Cao, CEO SuperGreen Energy Corporation 600 Anton Blvd Suite 1100 Costa Mesa, CA 92626 calvin@supergreentech.com

19.	Authorization. Each Party signing this Settlement Agreement represents that he or she has the full authority and is duly authorized and empowered to execute this Settlement Agreement on behalf of the Party for which he or she signs.

20.	No Representations. The Parties acknowledge that, except as expressly set forth herein, no representation of any kind or character has been made to induce the execution of this Agreement.

21.	Agreement is Voluntary. The Parties understand and agree that C. Cao and SuperGreen:

(a)	Have had a sufficient and reasonable amount of time within which to consider the settlement terms memorialized in this Agreement before agreeing to them.

(b)	Have carefully read and fully understands all of the provisions of this Settlement Agreement.

(c)	Are, through this Settlement Agreement, releasing any and all claims they may have against Bitech or any releasee.

(d)	Knowingly and voluntarily agree to all of the terms set forth in this Settlement Agreement.

(f)	Knowingly and voluntarily intend to be legally bound by the same.

(g)	Have been advised by their own independently selected counsel in connection with this Settlement Agreement.

(h)	Enter into this Settlement Agreement after conducting their own independent investigation of all the facts, laws, and circumstances material to this Settlement Agreement.

(k)	Each of C. Cao and SuperGreen has carefully considered the information included in the SEC Reports. C. Cao has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks relating to this Settlement Agreement, including the cancellation of the Shares, and including the matters contemplated by Bitech Tech as disclosed in its SEC Reports. Each of C. Cao and SuperGreen have had a reasonable opportunity to ask questions of and receive answers from Bitech Tech concerning the cancellation of the Shares as provided for in this Settlement Agreement.

[SIGNATURES ON FOLLOWING PAGE]

6

IN WITNESS WHEREOF, the Parties hereto have caused this Settlement Agreement to be duly executed and become effective as of the Effective Date.

BITECH TECHNOLOGIES CORP.

By:	/s/ Benjamin Tran
Its:	CEO
Name:	Benjamin Tran

BITECH MINING CORPORATION

By:	/s/ Benjamin Tran
Its:	CEO
Name:	Benjamin Tran

CALVIN CAO

/s/ Calvin Cao

SUPERGREEN ENERGY CORPORATION

By:	/s/ Calvin Cao
Its:	President and CEO
Name:	Calvin Cao

7

COMPOSITE EXHIBIT A

STOCK POWER

8

STOCK POWER

FOR VALUE RECEIVED, SUPERGREEN ENERGY CORP., a Nevada corporation hereby sells, assigns and transfers unto BITECH TECHNOLOGIES CORP., a Delaware corporation (“Bitech Tech”) 51,507,749 shares of the common stock, par value $0.001 per share (the “Shares”) of Bitech Tech (the “Company”), standing in its name on the books of the Company represented in book entry form by Certificate No. BE-24, Certificate ID 722-401, and does hereby irrevocably constitute and appoint Signature Stock Transfer, Inc. and its duly authorized representatives attorney to cancel the Shares on the books of the Company maintained for that purpose, with full power of substitution in the premises.

Dated: February [ 20], 2023

SuperGreen Energy Corp.

By	/s/ Calvin Cao
Name:	Calvin Cao
Title:	President

9

COMPOSITE EXHIBIT B

STOCK CANCELLATTON REQUEST

10

February 20, 2023

Bitech Technologies Corp.

Attn.: Benjamin Tran, CEO

Re: Bitech Technologies Corp. - STOCK CANCELLATION

REQUEST Dear Mr. Tran:

Please accept this letter as authority to cancel 51,507,749 shares of the common stock, par value $0.001 per share (the “Shares”) of Bitech Technologies Corp., a Delaware corporation (the “Company”), standing in the name of SuperGreen Energy Corporation, a Nevada corporation (“SuperGreen”) on the books of the Company represented in book entry form by Certificate No. BE-24, Certificate ID 722-401. In furtherance of this request, attached is a duly signed Stock Power.

If you have any questions, please do not hesitate to contact me.

Sincerely yours,

SuperGreen Energy Corporation

By:	/s/ Clavin Cao
Calvin Cao, President

11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

BITECH TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

895 Dove Street, Suite 300

Newport Beach, CA 92660

(Address of principal executive offices)

(Registrant’s telephone number, including area code: (855) 777-0888

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2023, the board of directors of Bitech Technologies Corporation (the “Company”) approved the grant of a nonstatutory stock option (the “Stock Option”) to purchase 5,000,000 shares of the Company’s common stock, $0.001 par value (the “Common Stock”) to Robert J. Brilon, the Company’s Chief Financial Officer and a director.

The exercise price of the option is $0.025 per share. The options subject to this grant vest 80% on the date of the grant, 10% on January 1, 2024 and 10% on January 1, 2025 so long as Mr. Brilon is providing services to the Company or one of its subsidiaries; provided, however, the vesting is subject to acceleration such that if Mr. Brilon is terminated from his role without cause (as defined in the Stock Option) the number of shares subject to the Stock Option in the year of termination shall vest plus the number of shares that would have vested in the following year. In the event Mr. Brilon’s service is terminated with cause, the number of shares subject to the Stock Option in the year of termination shall vest.

The Stock Option may be exercised for the earlier of (1) ten years from grant date or (2) five (5) years after termination as a member of the Company’s board of directors.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Current Report:

Exhibit No.	Description
10.1†	Form of Stock Option Agreement (Incorporated by reference to Exhibit 10.2 from the Form 8-K filed with the SEC on December 21, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document

†	Includes management contracts and compensation plans and arrangements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BITECH TECHNOLOGIES CORPORATION

Dated: February 17, 2023	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2022

BITECH TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

895 Dove Street, Suite 300

Newport Beach, CA 92660

(Address of principal executive offices)

(Registrant’s telephone number, including area code: (855) 777-0888

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Effective December 28, 2022, Bitech Technologies Corporation (the “Company”) terminated the Patent & Technology Exclusive and Non-Exclusive License Agreement dated January 15, 2021, as amended, entered into between SuperGreen Energy Corp. (“SuperGreen”) and the Company’s wholly owned subsidiary Bitech Mining Corporation (“Bitech Mining”) (the “SuperGreen License”) for the reasons set forth in Item 8.01 below and incorporated herein by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

During the period from April 11, 2022 through December 31, 2022, Benjamin Tran was paid an aggregate of $86,000 as compensation for serving as the Company’s Chief Executive Officer and member of the Board of Directors, Michael Cao was paid an aggregate of $30,000 as compensation for serving as a member of the Company’s Board of Directors and for consulting services and Mr. Brilon was paid an aggregate of $16,500 as compensation for serving as the Company’s Chief Financial Officer and serving as a member of its Board of Directors in addition to the stock award previously disclosed in a Form 8-K filed by the Company with the SEC on April 20, 2022. During fiscal 2023, Mr. Tran will continue to be paid a salary by the Company in the amount of $11,000 per month and Mr. Brilon will be paid a consulting fee at the approximate rate of $4,500 per quarter depending on the amount of time he devotes to providing services on behalf of the Company.

Item 8.01 Other Events.

Bitech Technologies Corporation is refocusing its business development plans as it seeks to become a global technology solution enabler dedicated to providing a suite of green energy solutions with industry focus on data centers, commercial and residential utility, electric vehicle (EV) infrastructure, and other renewable energy initiatives. These plans may include research and development and acquisitions of innovative energy saving and other green energy technologies that may include grid-balancing operators using Battery Energy Storage System (BESS) solutions and applying new green technologies in power plants as a technology enabler in the green energy sector. In pursuing these technologies, the Company may seek business partnerships with defensible technology innovators and renewable energy providers to facilitate investments, provide new market entries toward emerging-growth regions and implement or manufacture innovative, scalable energy system solutions with technological focuses on Smart Grid, Building Energy Management System (BEMS), energy storage, and EV Infrastructure.

In light of these initiatives and other reasons noted below, the Company has, however, elected to discontinue its efforts to commercialize the electric power generation and charging system (the “Tesdison Technology”) it licensed from SuperGreen pursuant to the SuperGreen License. The Company has determined that the Tesdison Technology was not functional nor was it capable of being developed into a commercially viable product as had been represented to the Company by SuperGreen, its founder Calvin Cao, and his brother Michael Cao, leading up to Bitech Mining entering into the SuperGreen License. In addition, the Company will temporarily pause the further development of Intellisys-8, the Company’s planned chipset and related software that had been designed to reduce power consumption and heat in computer systems and accelerate their computational speed due to the currently unfavorable market conditions within the cryptocurrency market.

Due to the misrepresentations and omissions of SuperGreen, Calvin C. Cao and Michael H. Cao, among other reasons, the Company filed a complaint in the U.S. District Court, Central District of California on February 2, 2023 against SuperGreen, Michael H. Cao, Linh T. Dao, Calvin C. Cao and entities affiliated with them alleging fraud-concealment, breach of contract, breach of fiduciary duty-duty of good faith, breach of fiduciary duty-undivided loyalty, conversion and violation of California Penal Code Sec. 496. The complaint seeks damages of at least $33.6 million, treble and punitive damages, imposition of a constructive trust over the defendants assets, pre-judgment and post-judgment interest, attorney’s fees and such other relief as determined by the court.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BITECH TECHNOLOGIES CORPORATION

Dated: February 3, 2023	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

BITECH TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

895 Dove Street, Suite 300

Newport Beach, CA 92660

(Address of principal executive offices)

(Registrant’s telephone number, including area code: (855) 777-0888

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2022, Michael Cao tendered his resignation as a member of the Board of Directors of Bitech Technologies Corporation (the “Company”). Mr. Cao advised the Company that his resignation was for personal reasons.

Following the resignation of Mr. Cao, the Board appointed Gregory Trimarche, Esq. as a member of the Company’s Board of Directors on December 21, 2022.

Mr. Trimarche, age 59, has practiced law for over 30 years in the areas of environmental and energy law and a wide range of other governmental and regulatory fields, as well as finance, intellectual property, general commercial litigation, and strategic planning and risk avoidance. His work focuses on emerging companies in the renewable energy and cleantech industries where he identifies and evaluates early stage companies seeking to go public, strategic acquisition targets, strategic partnership opportunities, and other investment opportunities in the energy sector. Greg’s experience also covers federal and state energy and environmental regulatory programs, as well as the various governmental incentive programs relating to the energy and utility industries. Greg has been of counsel to the law firm Cooksey Toolen Gage Duffy Woog since 2017 and prior to that has been engaged in the private practice of law since 1989. In 2010, Greg co-founded Sustain SoCal (formerly, CleanTech OC), the clean technology trade association for Orange County, California and served as its President and Chief Executive Officer from 2010 to 2015. In additions, Greg is a frequent speaker at cleantech industry conferences.

Greg is a past member of the Board of Directors of OCTANe (https://octaneoc.org), the fundraising and networking organization for Orange County’s technology industries. Also, since 2015, he has been an officer and director of GST Factoring, Inc. (“GST”), a company formerly engaged in electronic payment processing services to law firms that represented student loan debtors.

Greg earned a Bachelor of Arts in Political Science and Economics from the University of Kansas and a Juris Doctor from University of Kansas School of Law.

In August 2020, in connection with an action by the Bureau of Consumer Financial Protection (the “Bureau”) against GST, Greg and others, Greg consented to a permanent restraining order and ban on his participation in the debt-relief business, a ban on telemarketing consumer financial products or services, collecting payments from and providing assistance for consumers, use of consumer information, pay a $25,000 fine and cooperate with the Bureau in connection with its investigation and litigation related to this matter (the “Final Judgment”). Greg denied any wrong doing in this lawsuit and consented to the Financial Judgment to avoid the substantial costs involved in protracted litigation.

On December 21, 2022, the Company and Mr. Trimache entered into an Independent Contractor Agreement (the “Independent Contractor Agreement”) whereby Mr. Trimache agreed to serve as a member of the Company’s board of directors. The Independent Contractor Agreement may be terminated by either party on 15 days prior written notice without cause or five days after written notice in the event of a breach of the agreement by either party.

As Compensation for Mr. Trimache’s service to the Company as a director, the Company awarded him an option to purchase 5,000,000 shares of the Company’s Common Stock (the “Option Shares”) at an exercise price of $0.07 per share (the “Stock Option”). The Stock Option vests as to 25% of the Option Shares on each December 21 so long as Mr. Trimache is providing services to the Company or one of its subsidiaries; provided, however, the vesting is subject to acceleration such that if Mr. Trimache is terminated from his role without cause (as defined in the Stock Option) the number of shares subject to the Stock Option in the year of termination shall vest plus the number of shares that would have vested in the following year. In the event Mr. Trimache’s service as a member of the Board is terminated with cause, the number of shares subject to the Stock Option in the year of termination shall vest.

The Company confirms that (1) there is no family relationship between Mr. Trimache and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Trimache and any other person pursuant to which he was elected to his position with the Company, and (3) there is no transaction between Mr. Trimache and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report:

Exhibit No.	Description
10.1†	Form of Independent Contractor Agreement (Incorporated by reference to Exhibit 10.1 from the Form 8-K filed with the SEC on April 20, 2022).
10.2†	Form of Stock Option Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

†	Includes management contracts and compensation plans and arrangements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BITECH TECHNOLOGIES CORPORATION

Dated: December 21, 2022	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer

Exhibit 10.2

FORM OF

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) is entered into as of [__] (the “Effective Date”) by and between Bitech Technologies Corporation, a Delaware corporation (the “Company”) and [__] (the “Optionee”). The Company and Optionee are hereinafter referred to as the “Parties” and individually as a “Party”).

RECITALS

WHEREAS, the Parties are parties to a Consulting Agreement dated as of the Effective Date (the “Consulting Agreement”);

NOW THEREFOR, in consideration of the mutual covenants contained herein, and intending to be legally bound, the Company and Optionee hereby agree as follows:

1. NOTICE OF STOCK OPTION GRANT

Optionee has been granted an option to purchase the Company’s Common Stock, par value $0.001 per share, subject to the terms and conditions of this Agreement, as follows:

Name of Optionee:	[__]
Total Number of Shares Granted:	[__]
Type of Option:	Nonstatutory Stock Option
Exercise Price per Share:	$ [__]
Grant Date:	[__]
Vesting Commencement Date:	[__]
Vesting Schedule:	[__] shares on [__]; [__] shares on [__]; and [__] shares on [__]. The above vesting schedule is subject to acceleration as provided for in Section 2.2(a).
Expiration Date:	This option may be exercised for three (3) months after the Termination Date as provided for in the Independent Consultant Agreement entered into between the Company and Optionee dated as of the Grant Date (the “Expiration Date”). In no event may this Option be exercised later than the Expiration Date.

2. AGREEMENT

2.1 Grant of Option. The Company hereby grants to the Optionee an option (the “Option”) to purchase the number of Shares of the Company’s Common Stock, par value $0.001 per share, as set forth in Section 1 (the “Option Shares”), at the exercise price per Share set forth in Section 1 (the “Exercise Price”), subject to the terms and conditions of this Agreement. This Option is intended to be a Nonstatutory Stock Option (“NSO”) as provided in the Notice of Stock Option Grant.

2.2 Exercise of Option.

(a) Vesting Acceleration. In the event Optionee’s service as a member of the Company’s Board of Directors (the “Board”) is terminated without “Cause” (as hereinafter defined), the number of shares subject to the Option in the year of termination shall vest plus the number of shares that would have vested in the following year. In the event Optionee’s service as a member of the Board is terminated with Cause, the number of shares subject to the Option in the year of termination shall vest. For purposes hereof, “Cause” shall mean, a determination by the Board that the Optionee shall be dismissed as a result of (i) the Optionee’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any of the Company’s current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the Optionee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Optionee’s failure to perform his assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the grantee by the Company; (iv) the Optionee’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (v) the Optionee’s material violation of any provision of any agreement(s) between the Optionee and the Company relating to noncompetition, nondisclosure and/or assignment of inventions.

(b) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in Section 1 and Section 2.2(a) and the applicable provisions of this Agreement.

(b) Method of Exercise. This Option is exercisable by delivering to the Company prior to the Expiration Date a fully executed “Exercise Notice”. The Exercise Notice shall provide that the Optionee is electing to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. Payment of the full aggregate Exercise Price as to all Exercised Shares must accompany the Exercise Notice. This Option shall be deemed exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price. The minimum number of Option Shares with respect to which this Option may be exercised at any one time shall be 100,000 shares, unless the number of shares with respect to which this Option is being exercised is the total number of shares subject to exercise under this Option at the time.

2.3 Method of Payment. Payment of the aggregate Exercise Price shall be by wire transfer.

2.4 Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee. This Option may not be assigned, pledged, or hypothecated by the Optionee whether by operation of law or otherwise, and is not subject to execution, attachment, or similar process.

2.5 Term of Option. This Option may only be exercised prior to the Expiration Date and may be exercised prior to the Expiration Date only in accordance with this Agreement. No portion of the Option may be exercised after the Expiration Date except as provided for in Section 1 above.

2.6 Investment Representations.

(a) Investment Purpose. As of the date hereof, Optionee understands and agrees that the consummation of this Agreement including the delivery of the Option hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act “) and applicable state statutes and that the Securities are being acquired for the Optionee’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

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(b) Accredited Investor Status. Optionee is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c) Reliance on Exemptions. Optionee understands that the Securities are being awarded to the Optionee in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Optionee’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Optionee set forth herein in order to determine the availability of such exemptions and the eligibility of the Optionee to acquire the Option.

(d) Information. Optionee and his advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, including, but not limited to reports and other information filed by the Company with the U.S. Securities and Exchange Commission (the “SEC Reports”). Optionee has carefully considered the information included in the SEC Reports and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Stock, is able to bear the risks of an investment in the Common Stock and understands the risks of, and other considerations relating to, a purchase of the Common Stock, including the matters contemplated by the Company as disclosed in its SEC Reports. Optionee and its advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning an investment in the Common Stock.

(e) Governmental Review. Optionee understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Option.

(f) Transfer or Re-sale. Optionee understands that (i) the sale or re-sale of the Option, the Option Shares (collectively, the “Securities”) has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the Securities Act, (b) the Optionee shall have delivered to the Company, at the cost of the Optionee, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Optionee who agrees to sell or otherwise transfer the Securities only in accordance with this Section and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the Optionee shall have delivered to the Company, at the cost of the Optionee, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such the Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

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(g) Legends. The Optionee understand that the Securities, until such time as they have been registered under the Securities Act or may be sold pursuant to Rule 144 or Regulation S, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS OPTION AND SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the Optionee of any Securities upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the Securities are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) the Optionee provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Optionee agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

2.7 Tax Obligations.

(A) Withholding Taxes. The Optionee shall make appropriate arrangements with the Company for the satisfaction of all applicable Federal, state, local, and foreign income taxes, employment tax, and any other taxes that are due as a result of the Option exercise. With the Company’s consent, these arrangements may include withholding Shares that otherwise would be issued to the Optionee pursuant to the exercise of this Option. The Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

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2.8 Stock Dividends and Stock Splits. If the Company, at any time while the Option is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of the Company’s Common Stock, (ii) subdivides outstanding shares of its Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the number of Option Shares shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately after such event, and of which the denominator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

2.9 Restrictions on Resale. The Optionee shall not sell any Shares at a time when the Company and its underwriters prohibit a sale.

2.10 Lock-Up Agreement. In connection with any underwritten public offering of Shares made by the Company pursuant to a registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any Shares (including but not limited to Shares subject to this Option) or any rights to acquire Shares of the Company for such period beginning on the date of filing of such registration statement with the Securities and Exchange Commission and ending at the time as may be established by the underwriters for such public offering; provided, however, that such period shall end not later than 180 days from the effective date of such registration statement.

3.  MISCELLANEOUS.

3.1 By the Optionee’s signature and the signature of the Company’s representative below, the Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. The Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement and fully understands all provisions of this Agreement.

3.2 All communications between the Parties with respect to any of the provisions of this Agreement shall be in writing, and shall be sent by personal delivery or by email or other commercial means of rapid delivery, postage or costs of transmission and delivery prepaid, to Optionee at [____________], or to Company at ben@bitech.tech, until such time as either Party provides the other not less than ten (10) days’ prior written notice of a change of address in accordance with these provisions.

3.3 Optionee understands and agrees that Company may suffer irreparable harm in the event that Optionee breaches any of Optionee’s obligations under this Agreement. Accordingly, Optionee agrees that, in the event of said breach, Company, in addition to any other rights, remedies or damages available to it at law or in equity, Company may be entitled to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or to restrain any such breach by Optionee.

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3.4 This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware. Each of the parties submits to the jurisdiction of any state or federal court sitting in Orange County, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined by any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Optionee agrees and consents to venue in Orange County, California and to the in personam jurisdiction of the aforementioned courts.

3.5 This Agreement and the agreements referenced herein represent the sole and entire agreement between the parties and supersedes any and all prior agreements, negotiations, and discussions between the parties or their respective counsel with respect to the subject matters covered in this Agreement. This Agreement may be modified only by a writing signed by both parties.

3.6 Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

3.7 If either party initiates proceedings for the other’s breach of this Agreement, the prevailing party shall recover attorneys’ fees and costs, including such fees and costs on any enforcement or appeal proceedings.

3.8 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile or other electronic means and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Agreement Date first above written.

OPTIONEE:	Bitech Technologies Corporation

By:
Signature

Benjamin Tran, Chief Executive Officer
Residence Address

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EXERCISE FORM

VIA Email: ben@bitech.tech

Bitech Technologies Corporation

895 Dove Street, Suite 300

Newport Beach, CA 92660

Attention: Benjamin Tran, Chief Executive Officer

Ladies and Gentlemen:

I hereby exercise the Option granted to me on ________, 2022, by Bitech Technologies Corporation, a Delaware corporation (the “Company”), subject to all the terms and provisions thereof and of the Stock Option Agreement dated ___, 2022 (the “Option”), and notify you of my desire to purchase ___ Option Shares1 of Common Stock of the Company at a price of $0.07 per share pursuant to the exercise of said Option.

Payment Amount: $___________________

Date:
Optionee Signature

Received by Bitech Technologies Corporation on

1 Such amount shall be no less than 100,000 Shares.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒ Quarterly report under Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Quarter Ended September 30, 2022

☐ Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934 (No fee required)

For the transition period from _______ to _______.

Commission file number: 000-27407

BITECH TECHNOLOGIES CORPORATION

(Name of Registrant in Its Charter)

Delaware	98-0187705
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

895 Dove Street, Suite 300

Newport Beach, CA 92660

(Address of Principal Executive Offices)

(855) 777-0888

(Issuer’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of October 27, 2022, there were 515,255,770 shares of the registrant’s common stock outstanding.

FORM 10-Q

2

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. Forward-looking statements may appear throughout this report, including without limitation, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this report and in our Annual Report on Form 10-K for the year ended December 31, 2021, and in particular, the risks discussed under the caption “Risk Factors” in Item 1A of this report and in in our Form 10-K, and those discussed in other documents we file with the Securities and Exchange Commission (“SEC”). Important factors that in our view could cause material adverse effects on our financial condition and results of operations include, but are not limited to, risks associated with service demands and acceptance, our ability to expand, changes in healthcare practices, changes in technology, economic conditions, the impact of competition and pricing, government regulation and approvals, impacts and disruptions caused by the COVID-19 pandemic and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. We undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

As used herein, the “Company,” “we,” “our,” and similar terms include Bitech Technologies Corporation (formerly Spine Injury Solutions, Inc.) and its subsidiaries and predecessors, unless the context indicates otherwise.

3

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

BITECH TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$320,085	$976,947
Accounts receivable, net of allowance for doubtful accounts of $0 and $0 at September 30, 2022 and December 31, 2021, respectively	-	-

Total current assets	320,085	976,947

Intangible Asset – Exclusive License	35,000	35,000

Total assets	$355,085	$1,011,947

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Note payable to shareholder	-	-
Accounts payable and accrued liabilities	19,607	11,106

Total current liabilities	19,607	11,106

Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	-	-
Series A Convertible Preferred stock; $0.001 par value, 9,000,000 shares authorized, no shares issued and outstanding at September 30, 2022 and December 31, 2021	-	-

Common stock: $0.001 par value, 1,000,000,000 shares authorized, 515,255,770 and 20,240,882 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	515,256	20,241
Additional paid-in capital	835,664	1,265,559
Accumulated deficit	(1,015,442)	(284,959)

Total stockholders’ equity	335,478	1,000,841

Total liabilities and stockholders’ equity	$355,085	$1,011,947

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

4

BITECH TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months ended September 30, 2022	For the Three Months ended September 30, 2021	For the Nine Months ended September 30, 2022	For the Nine Months ended September 30, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE
Equipment Sales	$-	$-	$-	$-
Service Revenue	-	-	-	-
Other Revenue	-	-	76,672	-
TOTAL REVENUE	-	-	76,672	-

COST OF REVENUE	-	-	-	-

GROSS PROFIT	-	-	76,672	-

OPERATING EXPENSES
General & Administrative	240,205	57,278	806,955	90,249
Total Operating Expenses	240,205	57,278	806,955	90,249

LOSS FROM OPERATIONS	(240,205)	(57,278)	(730,283)	(90,249)

OTHER INCOME (EXPENSE)
Miscellaneous Income (Expense)	-	-	-	-
Interest Income	-	-	-	-
Interest Expense	-)	-	(200)	-

Total Other Income (Expense)	-)	-	(200)	-

LOSS BEFORE INCOME TAXES	(240,205)	(57,278)	(730,483)	(90,249)

BENEFIT (PROVISION) FOR INCOME TAXES	-	-	-	-

NET LOSS	$(240,205)	$(57,278)	$(730,483)	$(90,249)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE SHARES	534,654,261	20,240,882	201,906,489	20,240,882

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

5

BITECH TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(730,483)	$(90,249)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	-	-
Common Stock issued for services		9,800
Common Stock issue for Exclusive License		10,000
Changes in operating assets and liabilities:
Accounts receivable, net	-	-
Advances to Related Party	-	(40,076)
Prepaid expenses and other assets	-	-
Accounts payable and accrued liabilities	8,501	-

Net cash provided (used) by operating activities	(721,982)	(110,525)

Cash flows from investing activities:
Purchase Intangible Asset – Exclusive License	-	(25,000)

Net cash used in investing activities	-	(25,000)

Cash flows from financing activities:
Cash from Sale of Common Stock, net	125,000	285,000
Recapitalization – payments to SPIN	(59,880)

Net cash provided by (used) in financing activities	65,120	285,000

Net increase (decrease) in cash and cash equivalents	(656,862)	149,475
Cash and cash equivalents at beginning of period	976,947	-

Cash and cash equivalents at end of period	$320,085	$149,475

Supplementary disclosure of cash flow information:
Interest paid	$200	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

6

BITECH TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

As of September 30, 2022

	Common Stock		Preferred Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balances, January 21, 2021 (inception)	20,240,882	20,241			1,265,559		1,285,800

Net loss	-	-			-	(284,959)	(284,959)

Balances, December 31, 2021	20,240,882	$20,241			$1,265,559	$(284,959)	$1,000,841
Recapitalization					(59,880)		(59,880)
Restricted Stock Awards	7,983,720	7,984			(7,984)
Series A Preferred Shares issued in Share Exchange			9,000,000	9,000			9,000
Shares issued upon conversion of Series A Preferred Stock	485,781,168	485,781	(9,000,000)	(9,000)	(485,781)		(9,000)
Sale of Common Stock	1,250,000	1,250			123,750		125,000
Net loss	-	-	-	-	-	(730,483)	(730,483)
Balances, September 30, 2022	515,255,770	$515,256	-	$-	$835,664	$(1,015,442)	$335,478

No dividends were paid for the nine months ended September 30, 2022 and 2021.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

7

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS

Bitech Technologies Corporation (formerly, Spine Injury Solutions Inc.) (the “Company”, “we” or “us”) was incorporated under the laws of Delaware on March 4, 1998. In connection with the Company’s planned expansion of its business following the completion of the acquisition of Bitech Mining Corporation, a Wyoming corporation (“Bitech Mining”), it filed a Certificate of Amendment to its Certificate of Incorporation, as amended (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on April 29, 2022 to change its corporate name to Bitech Technologies Corporation.

We are a development-stage technology company dedicated to providing a suite of green energy solutions which we call the Evirontek Integrated Platform with a focus on cryptocurrency mining, data centers, commercial and residential utility, electric vehicle, and other renewable energy initiatives. We seek to offer our Evirontek Integrated Platform to resolve the exorbitantly high cost of electricity in crypto mining and related industries. Our initial core technology is Tesdison; a revolutionary U.S. patented self-charging dual-battery system technology providing increased efficiency in power generation. We plan to seek business partnerships with renewable energy providers for various applications and engage with value-added resellers to facilitate and implement our scalable and modular system solution.

The Company acquired Bitech Mining on March 31, 2022 (the “Closing Date”) through a share exchange pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Bitech Mining, each of Bitech Mining’s shareholders (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”). The transaction contemplated by the Share Exchange Agreement is hereinafter referred to as the “Share Exchange”). The Share Exchange Agreement provides that the Company will acquire from the Sellers, an aggregate of 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining (collectively, the “Bitech Mining Shares”). In consideration of the Bitech Mining Shares, the Company issued to the Sellers an aggregate of 9,000,000 shares of the Company’s newly authorized Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). Each Bitech Mining Share shall be entitled to receive 0.09543 shares of Series A Preferred Stock. Each share of Series A Preferred Stock shall automatically convert into 53.975685 shares (an aggregate of approximately 485,781,300) of the Company’s Common Stock (the “Company Common Stock”) upon filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock so that there are a sufficient number of shares of Company Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock. Effective as of June 27, 2022, the Series A Preferred Stock automatically converted into 485,781,168 shares of Company Common Stock following the June 27, 2022 filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock to 1,000,000,000 shares. Upon conversion of the Series A Preferred Stock, the Sellers held, in the aggregate, approximately 96% of the issued and outstanding shares of Company capital stock on a fully diluted basis.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

Prior to March 31, 2022, we were engaged in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures including the collection of accounts receivables related to previously provided spine injury diagnostic services (collectively, the “QVH Business”). On June 30, 2022, we sold the assets related to the QVH Business.

8

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. CRITICAL ACCOUNTING POLICIES

The following are summarized accounting policies considered to be critical by our management:

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures, normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted pursuant to such SEC rules and regulations. Nevertheless, we believe that the disclosures are adequate to make the information presented not misleading. These interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in our 2021 Annual Report as filed on Form 10-K. In the opinion of management, all adjustments, including normal recurring adjustments necessary to present fairly our financial position with respect to the interim condensed consolidated financial statements and the results of its operations for the interim period ended September 30, 2022, have been included. The results of operations for interim periods are not necessarily indicative of the results for a full year.

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606. ASC 606, Revenue from Contracts with Customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company has assessed the impact of the guidance by performing the following five steps analysis:

Step 1: Identify the contract

Step 2: Identify the performance obligations

Step 3: Determine the transaction price

Step 4: Allocate the transaction price

Step 5: Recognize revenue

Substantially all of the Company’s revenue is derived from leasing equipment. The Company considers a signed lease agreement to be a contract with a customer. Contracts with customers are considered to be short-term when the time between signed agreements and satisfaction of the performance obligations is equal to or less than one year, and virtually all of the Company’s contracts are short-term. The Company recognizes revenue when services are provided to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services. The Company typically satisfies its performance obligations in contracts with customers upon delivery of the services. The Company does not have any contract assets since the Company has an unconditional right to consideration when the Company has satisfied its performance obligation and payment from customers is not contingent on a future event. Generally, payment is due from customers immediately at the invoice date, and the contracts do not have significant financing components nor variable consideration. There are no returns and there is no allowances. All of the Company’s contracts have a single performance obligation satisfied at a point in time and the transaction price is stated in the contract, usually as a price per unit. All estimates are based on the Company’s historical experience, complete satisfaction of the performance obligation, and the Company’s best judgment at the time the estimate is made.

9

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Cash, accounts receivable, accounts payable, accrued liabilities and notes payable as reflected in the consolidated financial statements, approximates fair value. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of liquid investments with original maturities of three months or less. Cash equivalents are stated at cost, which approximates fair value. We maintain cash and cash equivalents in banks which at times may exceed federally insured limits. We have not experienced any losses on these deposits.

Property and Equipment

Property and equipment are carried at cost. When retired or otherwise disposed of, the related carrying cost and accumulated depreciation are removed from the respective accounts, and the net difference, less any amount realized from the disposition, is recorded in operations. Maintenance and repairs are charged to operating expenses as incurred. Costs of significant improvements and renewals are capitalized.

Property and equipment consist of computers and equipment and are depreciated over their estimated useful lives of three years, using the straight-line method.

Long-Lived Assets

We periodically review and evaluate long-lived assets when events and circumstances indicate that the carrying amount of these assets may not be recoverable. In performing our review for recoverability, we estimate the future cash flows expected to result from the use of such assets and its eventual disposition. If the sum of the expected undiscounted future operating cash flows is less than the carrying amount of the related assets, an impairment loss is recognized in the consolidated statements of operations. Measurement of the impairment loss is based on the excess of the carrying amount of such assets over the fair value calculated using discounted expected future cash flows.

Concentrations of Credit Risk

Assets that expose us to credit risk consist primarily of cash and accounts receivable. Our accounts receivable arise from a diversified customer base and, therefore, we believe the concentration of credit risk is minimal. We evaluate the creditworthiness of customers before any services are provided. We record a discount based on the nature of our business, collection trends, and an assessment of our ability to fully realize amounts billed for services. We have no accounts receivable to warrant any allowance at September 30, 2022 or December 31, 2021.

10

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Stock Based Compensation

We account for the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, based on estimated fair values. Under authoritative guidance issued by the Financial Accounting Standards Board (“FASB”), companies are required to estimate the fair value or calculated value of share-based payment awards on the date of grant using an option-pricing model. The value of awards that are ultimately expected to vest is recognized as expense over the requisite service periods in our consolidated statements of operations. We use the Black-Scholes Option Pricing Model to determine the fair-value of stock-based awards. During the nine months ended September 30, 2022 and 2021, we did not recognize any compensation expense during those periods.

Income Taxes

We account for income taxes in accordance with the liability method. Under the liability method, deferred assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax basis. We establish a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be utilized against future taxable income.

Uncertain Tax Positions

Accounting Standards Codification “ASC” Topic 740-10-25 defines the minimum threshold a tax position is required to meet before being recognized in the financial statements as “more likely than not” (i.e., a likelihood of occurrence greater than fifty percent). Under ASC Topic 740-10-25, the recognition threshold is met when an entity concludes that a tax position, based solely on its technical merits, is more likely than not to be sustained upon examination by the relevant taxing authority. Those tax positions failing to qualify for initial recognition are recognized in the first interim period in which they meet the more likely than not standard or are resolved through negotiation or litigation with the taxing authority, or upon expiration of the statute of limitations. De-recognition of a tax position that was previously recognized occurs when an entity subsequently determines that a tax position no longer meets the more likely than not threshold of being sustained.

We are subject to ongoing tax exposures, examinations and assessments in various jurisdictions. Accordingly, we may incur additional tax expense based upon the outcomes of such matters. When applicable, we will adjust tax expense to reflect our ongoing assessments of such matters which require judgment and can materially increase or decrease our effective rate as well as impact operating results.

Under ASC Topic 740-10-25, only the portion of the liability that is expected to be paid within one year is classified as a current liability. As a result, liabilities expected to be resolved without the payment of cash (e.g. resolution due to the expiration of the statute of limitations) or are not expected to be paid within one year are not classified as current. Estimated interest and penalties are recognized as income tax expense and tax credits as a reduction in income tax expense. For the year ended December 31, 2021, we recognized no estimated interest or penalties as income tax expense.

Legal Costs and Contingencies

In the normal course of business, we incur costs to hire and retain external legal counsel to advise us on regulatory, litigation and other matters. We expense these costs as the related services are received.

If a loss is considered probable and the amount can be reasonably estimated, we recognize an expense for the estimated loss. If we have the potential to recover a portion of the estimated loss from a third party, we make a separate assessment of recoverability and reduce the estimated loss if recovery is also deemed probable.

11

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Net Loss per Share

Basic and diluted net loss per common share is presented in accordance with ASC Topic 260, “Earnings per Share,” for all periods presented. During the three and nine months ended September 30, 2022 and 2021, common stock equivalents from outstanding stock options and warrants have been excluded from the calculation of the diluted loss per share in the consolidated statements of operations, because all such securities were anti-dilutive. The net loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the periods.

Recent Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU No. 2016-13 eliminates the probable initial recognition threshold in current generally accepted accounting principles (“GAAP”) and, instead, requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. In addition, ASU No. 2016-13 amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. In November 2019, the FASB issued ASU No. 2019-10 to amend the effective date for entities that had not yet adopted ASU No. 2016-13. Accordingly, the provisions of ASU No. 2016-13 are effective for annual periods beginning after December 15, 2022, with early application permitted in annual periods beginning after December 15, 2018. The amendments of ASU No. 2016-13 should be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. Management is currently evaluating the future impact of ASU No. 2016-13 on the Company’s consolidated financial position, results of operations and disclosures.

NOTE 3. STOCKHOLDERS’ EQUITY

The total number of authorized shares of our common stock, par value $0.001 per share, was 250,000,000 shares and increased on June 27, 2022 to 1,000,000,000 shares. On June 27, 2022 the 9,000,000 shares of Series A Convertible Preferred Stock issued as of March 31, 2022 automatically converted to 485,781,168 shares of common stock. As of June 30, 2022, there were 514,005,770 common shares issued and outstanding.

On January 19, 2021, our stockholders approved the filing of an amendment to our certificate of incorporation authorizing 10,000,000 shares of preferred stock with a par value of $0.001 per share. Such amendment was filed on January 20, 2021.

12

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 30, 2022, the Secretary of State of Delaware acknowledged the Company’s filing of a Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State creating a series of 9,000,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”) to be issued in connection with the Share Exchange. The Certificate of Designations include:

●	the stated value of each share is $1.00 (the “Stated Value”),

●	each share has 53.9757 votes per share on any matter, event or action submitted to the holders of our common stock for a vote or on which the holders of our common stock have a right to vote,

●	each share is automatically convertible into shares of our common stock determined by dividing (i) the Stated Value by (ii) the Conversion Price then in effect. Initially, the “Conversion Price” is $0.018526887 per share, subject to adjustment as described below on the first business day immediately following the earlier of (a) the date on which the Secretary of State of Delaware shall have filed the Certificate of Designations; and (b) the date on which FINRA has affected a reverse stock split of the Company’s outstanding common stock, after all required approvals by the Company’s board of directors and its stockholders, in either (a) or (b), so that there are a sufficient number of shares of the Company’s Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock based upon the Conversion Price,

●	the conversion price of the Series A Preferred Stock is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events, and

●	upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), each holder of the Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any other fees or liquidated damages then due and owing thereon under the Certificate of Designations, for each share of Series A Preferred Stock before any distribution or payment shall be made to the holders of any junior securities (as hereinafter defined), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to each holder of the Series A Preferred Stock shall be ratably distributed among each such holder in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

On March 31, 2022, we issued 9,000,000 shares of Series A Preferred Stock in exchange for 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining.

On April 19, 2022, the Company issued 4,635,720 shares of its restricted Common Stock to an individual as compensation for future services at a fair value price on the date of issuance of $0.10 per share. The shares vest 25% on each April 18 commencing on April 18, 2023 so long as the individual is providing services to the Company or one of its subsidiaries.

On April 14, 2022, the Company issued 3,348,000 shares of its restricted Common Stock to an individual as compensation for future services at a fair value price on the date of issuance of $0.10 per share. 1,802,769 shares vest on April 13, 2023 and 515,077 shares vest on April 13, 2024, April 13, 2025, and April 13, 2026 so long as the individual is providing services to the Company or one of its subsidiaries.

Effective as of July 8, 2022, the Financial Industry Regulatory Authority, Inc. (“FINRA”) confirmed that it had received the necessary documentation to process the Company’s request to change its name and trading symbol previously disclosed in its Form 8-K filed with the Securities and Exchange Commission on May 2, 2022. The Company’s ticker symbol on the OTCQB tier of the OTC Markets Group. Inc. was changed to “BTTC” on July 8, 2022.

During August 2022, the Company sold 1,250,000 shares of its unregistered common stock to three accredited investors for $0.10 per share for total gross proceeds of $125,000.

13

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. ACQUISITION OF BITECH MINING

On March 31, 2022, the Company acquired 94,312,250 shares of Bitech Mining’s Common Stock in exchange for 9,000,000 shares of its Series A Preferred Stock representing 100% of the issued and outstanding shares of Bitech Mining.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

The Combination of the Company and Bitech Mining is considered a business acquisition and the method used to present the transaction is the acquisition method. The acquisition method is a method of accounting for a merger of two businesses. The tangible assets and liabilities and operations of the acquired business were combined at their market value of the acquisition date, which is the date when the acquirer gains control over the acquired company

The following table summarizes the consideration paid for Bitech Mining and the fair value amounts of assets acquired and liabilities assumed recognized at the acquisition date:

Purchase price	$1,113,679

Cash	$1,150,163
Total assets:	$1,185,163
Less: liabilities assumed	$(71,484)
Net assets acquired	$1,113,679
Purchase price in excess of net assets acquired	$0

NOTE 5. RELATED PARTY TRANSACTIONS

Up until March 31, 2022, the Company maintained its executive offices at 5151 Mitchelldale A2, Houston, Texas 77092. This office space encompassed approximately 200 square feet and was provided to us at the rental rate of $1,000 per month under a month-to-month agreement with Northshore Orthopedics, Assoc. (“NSO”), a company owned by William Donovan, M.D., our former director and Chief Executive Officer. The rent included the use of the telephone system, computer server, and copy machines. We discontinued paying rent in December 2021 due to a lack of funds, and until March 31, 2022 when this lease was cancelled NSO provided the Company this office space rent free.

NOTE 6. RESTATEMENT OF PREVIOUSLY ISSUED/REPORTED FINANCIAL STATEMENTS

The financial statements for the three months ended March 31, 2022 have been restated. On July 20, 2022, our management determined that the Company erroneously did not reflect the accounting perspective of Bitech Mining on March 31, 2022 financial reporting as a result of the Share Exchange in accordance with ASC 805-40-45-1.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

14

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the effect of the restatements and reclassifications on the Company’s previously issued/reported balance sheet:

	As of March 31, 2022
	As Previously Reported	Adjustments	As Restated
Accrued expenses (including accrued interest)	68,319	28,535	96,854
Note payable	395,000	-	395,000

Additional paid-in capital	21,022,725	(19,826,046)	1,196,679

Accumulated deficit	(20,311,631)	19,797,511	(514,121)

The following table presents the effect of the restatements and reclassifications on the Company’s previously issued/reported statement of operations:

	As of March 31, 2022
	As Previously Reported	Adjustments	As Restated
Total Revenue	26,231	(26,231)	-
Gross Profit	26,231	(26,231)	-

Operating, general and administrative expense	73,176	155,986	229,162
Other income	20,000	(20,000)	-
Interest expense	(6,140)	6,140	-

Net loss	(33,085)	(196,077)	(229,162)

Net income per share, basic and diluted	$0.00	(0.01)	$(0.01)

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BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the effect of the restatements on the Company’s previously issued/reported statement of shareholder deficit:

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
Balance, December 31, 2021, as previously reported	20,240,882	$20,241	19,869,511	(20,278,547)	(388,795)

Corrections of errors			(18,603,952)	19,993,588	1,389,636
Balance, December 31, 2021, as restated	20,240,882	$20,241	$1,265,559	$(284,959)	$1,000,841

Balance, As of March 31, 2022, as previously reported	20,240,882	$20,241	$21,022,725	$(20,311,632	740,334

Corrections of errors			(19,826,046)	19,797,511	(28,535)
Balance, As of March 31, 2022, as restated	20,240,882	$20,241	$1,196,679	$(514,121)	711,799

The following table presents the effect of the restatements and reclassifications on the Company’s previously issued/reported statement of cash flows:

	As of March 31, 2022
	As Previously Reported	Adjustments	Reclassifications	As Restated
Cash flows from operating activities:
Net income	(33,085)	(196,077)		(229,162)

Changes in working capital assets and liabilities:
Accounts receivable	24,992	(27,263)		(2,271)
Accounts payable and accrued expenses	7,875	77,873		85,748
Accrued interest on notes payable
Note payable assumed in merger	-	395,000		395,000
Cash from acquisition of Bitech Mining Corporation	1,150,163	(1,150,163)		-
Recapitalization – payments to SPIN	-	(59,880)		(59,880)
Supplemental schedule of non-cash transactions:

NOTE 7. SUBSEQUENT EVENTS

NONE.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This management discussion and analysis (“MD&A”) of the financial condition and results of operations of Bitech Technologies Corporation (the “Company,” “Bitech Technologies,” “our” or “we”) is for the nine months ended September 30, 2022 and 2021 and for the years ended December 31, 2021 and 2020. It is supplemental to, and should be read in conjunction with, our condensed consolidated financial statements for the nine months ended September 30, 2022 and 2021 and our financial statements for the period January 8, 2021 (inception) through December 31, 2021 and the accompanying notes for such period included in our Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on April 4, 2022. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Financial information presented in this MD&A is presented in United States dollars (“$” or “US$”), unless otherwise indicated.

The information about us provided in this MD&A, including information incorporated by reference, may contain “forward-looking statements” and certain “forward-looking information” as defined under applicable United States securities laws and Canadian securities laws. All statements, other than statements of historical fact, made by us that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements, including, but not limited to, statements preceded by, followed by or that include words such as “may”, “will”, “would”, “could”, “should”, “believes”, “estimates”, “projects”, “potential”, “expects”, “plans”, “intends”, “anticipates”, “targeted”, “continues”, “forecasts”, “designed”, “goal”, or the negative of those words or other similar or comparable words and includes, among others, information regarding: our ability to become profitable and generate cash in our operating activities; our need for substantial additional financing to operate our business and difficulties we may face acquiring additional financing on terms acceptable to us or at all; our significant indebtedness and significant restrictions on our operations; our ability to develop and manufacture each of the components of our planned Evirontek Integrated Platform; the impact of global climate change on our ability to conduct future operations; our dependence on key inputs, suppliers and skilled labor for the production of each of the components of the Evirontek Integrated Platform; our ability to attract and retain key personnel; growth-related risks, including capacity constraints and pressure on our internal systems and controls; risk related to the protection of our intellectual property and our exposure to infringement or misappropriation claims by third parties; risks related to competition; risks related to our lack of internal controls over financial reporting and their effectiveness; increased costs we are subject to as a result of being a public company in the United States; and other events or conditions that may occur in the future.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations of the party making the statement and assumptions concerning future events, which are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties described in “Risk Factors.”

Although we believe that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements, because no assurance can be given that they will prove to be correct. Since forward-looking statements address future events and conditions, by their very nature, they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks. These include, but are not limited to the risks described in “Risk Factors.”

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Consequently, all forward-looking statements made in this MD&A and other documents, as applicable, are qualified by such cautionary statements, and there can be no assurance that the anticipated results or developments will actually be realized or, even if realized, that they will have the expected consequences to or effects on us. The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we and/or persons acting on its behalf may issue. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required under securities legislation.

Overview of the Business

We are a development-stage technology company dedicated to providing a suite of green energy solutions which we call the Evirontek Integrated Platform with a focus on cryptocurrency mining, data centers, commercial and residential utility, electric vehicle, and other renewable energy initiatives. We seek to offer our Evirontek Integrated Platform to resolve the exorbitantly high cost of electricity in crypto mining and related industries. Our initial core technology is Tesdison; a revolutionary U.S. patented self-charging dual-battery system technology providing increased efficiency in power generation. We plan to seek business partnerships with renewable energy providers for various applications and engage with value-added resellers to facilitate and implement our scalable and modular system solution.

There is an urgency in the global needs of today’s ever-changing energy landscape in the world of cryptocurrency mining where power saving is the most challenging issue for this business. Our goal is to change the future of the cryptocurrency mining businesses by providing our patented revolutionary green technology power-saving solution that has been designed to be safe, reliable, cost effective, and easily scalable.

We plan to initially market the Evirontek Integrated Platform to the cryptocurrency mining industry to reduce the exorbitant high cost of electricity. The Evirontek Integrated Platform, once fully developed, will be comprised of (1) a patented high efficiency electric power generation and charging system which we license and call the “Tesdison Technology”, (2) a chipset and related software component we plan to develop which we call the “Bitech Intellisys-8 Chipset Solution” or “Intellisys-8”, (3) Battery Energy Storage Systems (BESS) technology solution for power grid efficiency, and (4) other complementary clean energy technologies that we plan to acquire. Combined, we refer to these technologies as the Evirontek Integrated Platform.

To respond to the current increasing demand in energy efficiency solutions while expanding our potential revenue options, we also plan to (1) become a Resource Entity (RE) operating our own state-of-the-art Battery Energy Storage Systems (BESS) solution in order to re-optimize the power capacity and balance the grid with intelligent time peak shifting control, and (2) penetrate into the solar power plant market and partner with or acquire outdated, mid-field solar power plants in the U.S., especially in California and Texas, and implement a BESS solution to increase energy efficiency and monetize time peak shifting implementation with targeted power plants ranging from 20MW to 500MW. Our planned containerized BESS solution is expected to provide a high level of user-friendly and seamless integration, intelligent monitoring ability with multimode authorization for dynamic connection, ultimate safety features, and flexible application via modular design, while enhancing robustness for interference from external factors in the field.

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The Company acquired Bitech Mining Corporation, a Wyoming corporation (“Bitech Mining”) on March 31, 2022 (the “Closing Date”) through a share exchange pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Bitech Mining, each of Bitech Mining’s shareholders (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”). The transaction contemplated by the Share Exchange Agreement is hereinafter referred to as the “Share Exchange”). The Share Exchange Agreement provides that the Company will acquire from the Sellers, an aggregate of 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining (collectively, the “Bitech Mining Shares”). In consideration of the Bitech Mining Shares, the Company issued to the Sellers an aggregate of 9,000,000 shares of the Company’s newly authorized Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). Each Bitech Mining Share shall be entitled to receive 0.09543 shares of Series A Preferred Stock. Each share of Series A Preferred Stock shall automatically convert into 53.975685 shares (an aggregate of approximately 485,781,300) of the Company’s Common Stock (the “Company Common Stock”) upon filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock so that there are a sufficient number of shares of Company Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock. Effective as of June 27, 2022, the Series A Preferred Stock automatically converted into 485,781,168 shares of Company Common Stock following the June 27, 2022 filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock to 1,000,000,000 shares. Upon conversion of the Series A Preferred Stock, the Sellers held, in the aggregate, approximately 96% of the issued and outstanding shares of Company capital stock on a fully diluted basis.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

The following agreements were entered into in connection with the acquisition of Bitech Mining:

Management Services Agreement

On the Closing Date, the Company, Quad and Peter L. Dalrymple (“Dalrymple”), a former director of the Company, entered into a Management Services Agreement (the “MSA”) whereby Dalrymple agreed to act as the general manager of the video recording operations of Quad and collect certain accounts receivable of the Company (the “Services”). In exchange for providing the Services, the Company agreed to pay Dalrymple a fee equal to the net revenues derived from these operations after payment of all operating expenses related to such operations. The term of the MSA commences on the Closing Date and continues until the earlier to occur of the following: (i) 90 days after the Closing Date; (ii) the Company and Dalrymple’s mutual written consent; or (iii) any material breach of the MSA by either party, provided that the breaching party has been provided written notice of such breach and has failed to cure such breach within ten (10) days of receipt of such written notice.

Amendment to the Note

On the Closing Date, the Company, Quad and Dalrymple, entered into an Amendment to the Secured Promissory Note (the “Note Amendment”) whereby Dalrymple agreed that (i) the principal and accrued interest outstanding under the Secured Promissory Note dated August 31, 2020 as amended on October 29, 2021 issued by the Company in favor of Dalrymple (collectively, the “Note”) is $95,000 as of the Closing Date, (ii) the date on which the outstanding principal and accrued interest is due is 90 days after the Closing Date, (iii) any obligations of (x) the Company that become due and owing to Bitech Mining or the Sellers under Section 4.07(c) of the Share Exchange Agreement or (y) that become due and owing under Section 6.12 of the MSA may be offset against any amounts owed by the Company or Quad under the Note and (iv) all claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to the Note, or the negotiation, execution or performance of the Note (including any representation or warranty made in or in connection with the Note or as an inducement to enter into the Note or this Amendment), may be made only against Quad, and SPIN who is not a party to the Note as of the Closing Date, including without limitation any past, present or future director, officer, employee, incorporator, member, manager, partner, equity holder, affiliate, agent, attorney or representative of SPIN (“SPIN Parties”), shall have no liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of the SPIN Parties) for any obligations or liabilities arising under, in connection with or related to the Note or for any claim based on, in respect of, or by reason of the Note or its negotiation or execution, and Dalrymple waives and releases all such liabilities, claims and obligations against any such SPIN Parties.

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Amendment to the Security Agreement

On the Closing Date, the Company, Quad and Dalrymple, entered into an Amendment to Security Agreement (the “Security Agreement Amendment”) whereby the parties to that agreement agreed that (i) Quad shall be included with the Company as an additional debtor for all purposes in the Security Agreement entered into between the Company and Dalrymple dated August 31, 2020 (the “Security Agreement”), (ii) Quad’s collateral obligations under the Security Agreement shall only relate to its accounts receivable, and the collateral described relating to “Pledged Securities” as defined in the Security Agreement shall not apply to Quad’s obligations under the Security Agreement, (iii) the Company’s pledge of its accounts receivables as provided for in the Security Agreement will be limited solely to the Company’s accounts receivables in existence as of March 27, 2022 at 11:59 P.M. ET, and shall not apply to any after acquired accounts receivables and (iv) the Company is authorized to file an amended financing statement to reflect the terms of Security Agreement Amendment and Quad shall promptly file a financing statement reflecting the terms set for in such amendment.

Disposition of Quad Video Assets

On June 30, 2022 (the “Effective Date”), we completed the sale of all of the assets of our wholly owned subsidiary Quad Video Halo, Inc. (“Quad Video”) pursuant to the terms of an Asset Purchase Agreement entered into among Quad Video, Quad Video Holdings Corporation (“Quad Holdings”) and Peter Dalrymple, a former officer, director and substantial shareholder of the Company (“Dalrymple,” together with Quad Holdings, collectively, the “Buyers”) dated as of the Effective Date (the “Quad Video APA”). Pursuant to the terms of the Quad Video APA, Quad Video sold all of its assets to Quad Holdings which included its accounts receivables, fixed assets, intangible assets and all customer lists associated with Quad Video’s business (the “Quad Video Assets”).

Under the terms of the Quad Video APA, the amount of the consideration paid to the Company for purchase of the Quad Video Assets was Mr. Dalrymple’s cancellation of a promissory note with an approximate principal balance of $8,789 plus accrued interest as of the Effective Date issued by the Company to Mr. Dalrymple and the cancellation of a security agreement securing payment of that note pursuant to a Secured Promissory Note and Security Agreement Cancellation Agreement and assumed all liabilities related the Quad Video’s operations and the Quad Video Assets and terminated the Management Services Agreement entered into among the Company, Quad Video and Dalrymple dated March 31, 2022 pursuant to a Management Services Termination Agreement.

In addition, on the Effective Date, we completed the sale of certain accounts receivables related to our spine pain management business pursuant to the terms of an Asset Purchase Agreement entered into among the Company, SPIN Collections LLC, a company owned or controlled by Dalrymple and Dalrymple (the “SPIN Accounts Receivable APA”). The consideration received by the Company in connection with the SPIN Accounts Receivable APA was $10.00 and other good and valuable consideration that was nominal and immaterial.

Prior to March 31, 2022, we were engaged in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures including the collection of accounts receivables related to previously provided spine injury diagnostic services (collectively, the “QVH Business”). On June 30, 2022, we sold the assets related to the QVH Business.

Comparison of the three month and nine month periods ended September 30, 2022 with the three and nine month periods ended September 30, 2021.

The Company has not generated any revenues from its primary business for the three months or nine months ended September 30, 2022. We collected and recorded other revenue of $76,572 generated from accounts receivable previously written-off as uncollectible for the nine months ended September 30, 2022. There was no revenue for the three and nine months ended September 30, 2021.

During the three months ended September 30, 2022, we incurred $240,205 of general and administrative expenses compared to $57,278 for the same period in 2021. During the nine months ended September 30, 2022, we incurred $806,955 of general and administrative expenses compared to $90,249 for the same period in 2021. General and administrative expenses have increased during 2022 compared to 2021 as the Company moves from development stage to revenue generation.

As a result of the foregoing, we had net loss of ($240,205) for the three months ended September 30, 2022, compared to a net loss of ($57,278) for the three months ended September 30, 2021. We had net loss of ($730,483) for the nine months ended September 30, 2022, compared to a net loss of ($90,249) for the nine months ended September 30, 2021.

Working Capital

The calculation of Working Capital provides additional information and is not defined under GAAP. We define Working Capital as current assets less current liabilities. This measure should not be considered in isolation or as a substitute for any standardized measure under GAAP. This information is intended to provide investors with information about our liquidity.

Other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Liquidity and Capital Resources

As of September 30, 2022 and December 31, 2021, we had total current liabilities of $19,607 and $11,106, respectively, and current assets of $320,685 and $976,947, respectively, to meet our current obligations. As of September 30, 2022, we had working capital of $300,478, a decrease of working capital of $665,363 as compared to December 31, 2021, driven primarily by cash used in operations.

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For the nine months ended September 30, 2022, cash used in operations was ($721,928) which primarily included the net loss of ($730,483) partially offset by an increase of accounts payable and accrued liabilities of $8,501.

We have a history of operating losses. We have not yet achieved profitable operations and expect to incur further losses. We have funded our operations primarily from equity financing. As of September 30, 2022, cash generated from financing activities was not sufficient to fund the full development of the components of the Evirontek Integrated Platform, in particular, to fund our growth strategy in the short-term or long-term. The primary need for liquidity is to fund working capital requirements of the business, including operational expenses, develop and commercialize the Evirontek Integrated Platform and the capital expenditures associated with that project. The primary source of liquidity has primarily been private financing transactions. The ability to fund operations, to make planned capital expenditures, to execute on the development and commercialization of the Evirontek Integrated Platform depends on our ability to raise funds from debt and/or equity financing which is subject to prevailing economic conditions and financial, business and other factors, some of which are beyond our control. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms.

Off-Balance Sheet Arrangements

As of the date of this Quarterly Report on Form 10-Q, we do not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on our results of operations or financial condition, including, and without limitation, such considerations as liquidity and capital resources.

Transactions with Related Parties

Up until March 31, 2022, the Company maintained its executive offices at 5151 Mitchelldale A2, Houston, Texas 77092. This office space encompasses approximately 200 square feet and was provided to us at the rental rate of $1,000 per month under a month-to-month agreement with Northshore Orthopedics, Assoc. (“NSO”), a company owned by William Donovan, M.D., our former director and Chief Executive Officer. The rent included the use of the telephone system, computer server, and copy machines. We discontinued paying rent in December 2021 due to a lack of funds, and since then NSO has provided the Company this office space rent free.

Also, see discussion above regarding the MSA, the Note, the Note Amendment, the Security Agreement and the Security Agreement Amendment.

Changes in or Adoption of Accounting Practices

There were no material changes in or adoption of new accounting practices during the three months ended September 30, 2022.

Critical Accounting Policies

See Note 2 of the accompanying notes to unaudited condensed consolidated financial statements, which note is incorporated herein by reference.

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ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by 17 C.F.R. 229 (10)(f)(i) and are not required to provide information under this item.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our principal executive officer and principal financial officer are responsible for establishing and maintaining our disclosure controls and procedures. Such officers have concluded (based upon their evaluation of these controls and procedures as of the end of the period covered by this report) that our disclosure controls and procedures are effective to ensure that information required to be disclosed by us in this report is accumulated and communicated to management, including our principal executive and principal financial officer as appropriate, to allow timely decisions regarding required disclosure.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of September 30, 2022. Based upon this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were effective as of September 30, 2022.

Changes in Internal Control Over Financial Reporting

Our principal executive officer and principal financial officer have also indicated that, upon evaluation, there were no changes in our internal control over financial reporting or other factors during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Our management, including our principal executive officer and principal financial officer, does not expect that our disclosure controls or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Because of these inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

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PART II OTHER INFORMATION

ITEM 1A. RISK FACTORS

In addition to the other information set forth in this report, one should carefully consider the discussion of various risks and uncertainties contained in Part I, Item 1A, “Risk Factors” in our 2021 Annual Report on Form 10-K. We believe the risk factors presented in this filing and those presented on our Form 10-K are the most relevant to our business and could cause our results to differ materially from any forward-looking statements made by us.

The COVID-19 pandemic has had, and is expected to continue to have, an adverse impact on our business, results of operations and financial condition, and other pandemics, epidemics or disease outbreaks could have a similar impact. The extent to which COVID-19 impacts our business will depend on future developments, which are highly uncertain and cannot be predicted.

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. The outbreak has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, social distancing guidelines, quarantines, shelter in place orders and business shutdowns. These measures have not only negatively impacted consumer spending and business spending habits, they have also adversely impacted and may further impact our workforce and operations and the operations of our customers, suppliers and business partners. The duration of these measures is unknown and may be extended, and additional measures may be imposed. This will likely continue to adversely affect our business, results of operations and financial condition.

**Further, COVID-19 has caused us to modify our business practices, including restricting employee travel, modifying employee work locations, increasing reliance on remote access to our information systems, implementing social distancing and enhanced sanitary measures in our offices, we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers and business partners. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities. Further, our enhanced reliance on remote access to our information systems increases our exposure to cybersecurity attacks or data security incidents.

COVID-19 has had, and is expected to continue to have, an adverse impact on our business, results of operations and financial condition. The extent to which the COVID-19 outbreak impacts our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, we may continue to experience materially adverse impacts to our business as a result of its global economic impact, including any economic downturn or recession that has occurred or may occur in the future. The impact of COVID-19 may also exacerbate other risks discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, any of which could have a material effect on us. This situation is changing rapidly, and additional impacts may arise that we are not aware of currently.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

The following is a summary of transactions by us since July 1, 2022 involving unregistered issuances of our common equity securities. Included are new issues, securities issued in exchange for property, services or other securities, securities issued upon conversion from our other share classes and new securities resulting from the modification of outstanding securities. We issued all of the securities listed below pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Regulation D or Regulation S promulgated thereunder.

During August 2022 the Company sold 1,250,000 shares of its unregistered common stock to three accredited investors for $0.10 per share for total gross proceeds of $125,000.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

Not applicable.

ITEM 4. MINE SAFETY DISCLOSURES.

Not applicable.

ITEM 5. OTHER INFORMATION.

Not applicable.

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ITEM 6. EXHIBITS

Exhibit No.	Description
3.1*	Articles of Incorporation dated March 4, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

3.2*	Amended Articles of Incorporation dated April 23, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

3.3*	Amended Articles of Incorporation dated January 4, 2002. (Incorporated by reference from Form 10KSB filed with the SEC on May 21, 2003.)

3.4*	Amended Articles of Incorporation dated December 19, 2003. (Incorporated by reference from Form 10-KSB filed with the SEC on May 20, 2004.)

3.5*	Amended Articles of Incorporation dated November 4, 2004. (Incorporated by reference from Form 10-KSB filed with the SEC on April 15, 2005)

3.6*	Amended Articles of Incorporation dated September 7, 2005. (Incorporated by reference from Form 10-QSB filed with the SEC on November 16, 2005)

3.7*	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference from Form 8-K filed with the SEC on October 7, 2015.)

3.8*	Certificate of Amendment to Certificate of Incorporation dated January 20, 2021 (Incorporated by reference from Form 10-K filed with the SEC on March 26, 2021.)

3.9*	By-Laws dated April 23, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

3.10*	Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock dated March 31, 2022 (Incorporated by reference to Exhibit 3.9 from Form 8-K filed with the SEC on April 4, 2022).

3.11*	Certificate of Amendment to Certificate of Incorporation, as amended, dated April 28, 2022 (Incorporated by reference to Exhibit 3.1 from Form 8-K filed with the SEC on May 2, 2022).

3.12*	Certificate of Amendment to Certificate of Incorporation, as amended, dated June 27, 2022. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022.)

10.1*	Secured Promissory Note with Peter Dalrymple, dated August 31, 2020 (Incorporated by reference from Form 8-K filed with the SEC on September 2, 2020).

10.2*	Security Agreement with Peter Dalrymple, dated August 31, 2020 (Incorporated by reference from Form 8-K filed with the SEC on September 2, 2020).

10.3*	Letter agreement with Peter Dalrymple, dated October 28, 2021 (Incorporated by reference to Exhibit 10.1 from Form 8-K filed with the SEC on November 2, 2021).

10.4*	Amendment to Secured Promissory Note with Peter Dalrymple, dated October 29, 2021 (Incorporated by reference from Form 8-K filed with the SEC on November 2, 2021).

10.5*	Share Exchange Agreement among Spine Injury Solutions, Inc., Bitech Mining Corporation, its shareholders and Benjamin Tran as Stockholders’ Representative dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.5 from Form 8-K filed with the SEC on April 4, 2022).

10.6*+	Management Services Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.6 from Form 8-K filed with the SEC on April 4, 2022).

10.7*	Amendment to Secured Promissory Note Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.7 from Form 8-K filed with the SEC on April 4, 2022).

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10.8*	Amendment to Security Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.8 from Form 8-K filed with the SEC on April 4, 2022).

10.9*†	Form of Independent Contractor Agreement (Incorporated by reference to Exhibit 10.1 from Form 8-K filed with the SEC on April 20, 2022).

10.10*†	Form of Proprietary Information and Inventions Agreement (Incorporated by reference to Exhibit 10.2 from Form 8-K filed with the SEC on April 20, 2022).

10.11*†	Form of Restricted Stock Agreement (Incorporated by reference to Exhibit 10.3 from Form 8-K filed with the SEC on April 20, 2022).

10.12*	Asset Purchase Agreement entered into among Quad Video Halo, Inc., Quad Video Holdings Corporation and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.13*+	Asset Purchase Agreement entered into among Bitech Technologies Corporation, SPIN Collections LLC and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.14*	Secured Promissory Note and Security Agreement Cancellation Agreement entered into among Bitech Technologies Corporation, Quad Video Halo, Inc., Quad Video Holdings Corporation and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.15*	Patent & Technology Exclusive and Non Exclusive License Agreement entered into between Supergreen Energy Corp. and Bitech Mining Corporation dated January 15, 2021 (incorporated by reference to Exhibit 10.15 of the Company’s Form S-1 filed on August 15, 2022).

10.16*	Amendment of Patent & Technology Exclusive License Agreement entered into between Supergreen Energy Corp. and Bitech Mining Corporation dated October 25, 2021 (incorporated by reference to Exhibit 10.16 of the Company’s Form S-1 filed on August 15, 2022).

10.17*

Consent to Sublicense Agreement and Amendment to Patent & Technology Exclusive and Non Exclusive License Agreement entered into between Supergreen Energy Corp., Bitech Mining Corporation and Calvin Cao dated as of March 27, 2022 (incorporated by reference to Exhibit 10.17 of the Company’s Form S-1 filed on August 15, 2022).

31.1	Certification of principal executive officer required by Rule 13a – 14(1) or Rule 15d – 14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of principal financial officer required by Rule 13a – 14(1) or Rule 15d – 14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of principal executive officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and Section 1350 of 18 U.S.C. 63.

32.2	Certification of principal financial officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and Section 1350 of 18 U.S.C. 63.

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase

101.DEF	Inline XBRL Taxonomy Extension Definitions Linkbase

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Incorporated by reference from our previous filings with the SEC.

+	Certain confidential information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

†	Includes management contracts and compensation plans and arrangements.

25

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitech Technologies Corporation

Date: November 10, 2022	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer (Principal Executive Officer)

Date: November 10, 2022	By:	/s/ Robert J. Brilon
Robert J. Brilon
Chief Financial Officer (Principal Financial and Accounting Officer)

26

EXHIBIT 31.1

CERTIFICATION PURSUANT TO SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002

I, Benjamin Tran, Chief Executive Officer of Bitech Technologies Corporation, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Bitech Technologies Corporation for the quarter ended September 30, 2022;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 (e) and 15d- 15 (e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the issuer’s internal control over financial reporting that occurred during the issuer’s most recent fiscal year that has materially affected, or is reasonably likely to materially affect, the issuer’s internal control over financial reporting; and

5.	I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the issuer’s independent registered public accounting firm and the audit committee of the issuer’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the issuer’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer’s internal control over financial reporting.

Date: November 10, 2022	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION PURSUANT TO SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002

I, Robert J. Brilon, the Chief Financial Officer of Bitech Technologies Corporation, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Bitech Technologies Corporation for the quarter ended September 30, 2022;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 (e) and 15d- 15 (e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the issuer’s internal control over financial reporting that occurred during the issuer’s most recent fiscal year that has materially affected, or is reasonably likely to materially affect, the issuer’s internal control over financial reporting; and

5.	I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the issuer’s independent registered public accounting firm and the audit committee of the issuer’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the issuer’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer’s internal control over financial reporting.

Date: November 10, 2022	By:	/s/ Robert J. Brilon
Robert J. Brilon
Chief Financial Officer (Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO RULE 13a-14(b) OR

RULE 15d-14(b) and 18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Bitech Technologies Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Benjamin Tran, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2022	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer (Principal Executive Officer)

The foregoing certification is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is not to be incorporated by reference into any filing of Bitech Technologies Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO RULE 13a-14(b) OR

RULE 15d-14(b) and 18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Bitech Technologies Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert J. Brilon, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2022	By:	/s/ Robert J. Brilon
Robert J. Brilon
Chief Financial Officer (Principal Financial Officer)

The foregoing certification is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is not to be incorporated by reference into any filing of Bitech Technologies Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.